Exhibit 10.4

LEASE

SILICON VALLEY CA-I, LLC,

a Delaware limited liability company,

Landlord,

and

NEXTG NETWORKS, INC.,

a Delaware corporation,

Tenant

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TABLE OF CONTENTS

(continued)

		page

38.	EXAMINATION NOT OPTION	21

39.	DISCLOSURE	21

40.	RECORDATION	22

41.	MONUMENT SIGNAGE	22

42.	OPTION TO RENEW	22

43.	ACCELERATION OF TERMINATION DATE	23

44.	CONFIDENTIALITY	24

45.	FURNITURE	24

46.	LIMITATION OF LANDLORD’S LIABILITY	25

EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES

EXHIBIT A-1 – SITE PLAN

EXHIBIT B – INITIAL ALTERATIONS

EXHIBIT C – COMMENCEMENT DATE MEMORANDUM

EXHIBIT D – RULES AND REGULATIONS

EXHIBIT E – FORM OF EARLY POSSESSION AGREEMENT

EXHIBIT F – FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

EXHIBIT G – LIST OF FURNITURE

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SILICON VALLEY PORTFOLIO LEASE

REFERENCE PAGES

BUILDING:	MILPITAS BUSINESS PARK 890 Tasman Drive Milpitas, California 95035

LANDLORD:	SILICON VALLEY CA-I, LLC, a Delaware limited liability company

LANDLORD’S ADDRESS:	RREEF Management Company 2185 North California Boulevard, Suite 285 Walnut Creek, California 94596 Attention: Asset Manager

WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT:	Silicon Valley CA-I, LLC Dept. 2090 P.O. Box 39000 San Francisco, California 94139

LEASE REFERENCE DATE:	March 11, 2010

TENANT:	NEXTG NETWORKS, INC., a Delaware corporation

TENANT’S NOTICE ADDRESS:

(a) As of beginning of Term:	890 Tasman Drive Milpitas, California 95035

(b) Prior to beginning of Term (if different):	2216 O’Toole Avenue San Jose, California 95131

PREMISES ADDRESS:	890 Tasman Drive Milpitas, California 95035

PREMISES RENTABLE AREA:	Approximately 26,719 sq. ft. (for outline of Premises see Exhibit A)

USE:	General office, research and development, manufacturing, equipment testing, demonstration, network operations, engineering and sales of operation and management of Distributed Antennae System [DAS] network.

SCHEDULED COMMENCEMENT DATE:	June 1, 2010

TERM OF LEASE:	Approximately five (5) years and five (5) months beginning on the Commencement Date and ending on the Termination Date. The period from the Commencement Date to the last day of the same month is the “Commencement Month.”

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TERMINATION DATE:	The last day of the sixty-fifth (65th) full calendar month after (if the Commencement Month is not a full calendar month), or from and including (if the Commencement Month is a full calendar month), the Commencement Month, which Termination Date is estimated to be October 31, 2015.

ANNUAL RENT and MONTHLY INSTALLMENT OF RENT (Article 3):

Period		Rentable Square	Annual Rent		Monthly Installment
from	through	Footage	Per Square Foot	Annual Rent	of Rent
Month 1	Month 12	26,719	$9.24	$246,883.56	$20,573.63	*
Month 13	Month 24	26,719	$9.60	$256,502.40	$21,375.20
Month 25	Month 36	26,719	$9.96	$266,121.24	$22,176.77
Month 37	Month 48	26,719	$10.44	$278,946.36	$23,245.53
Month 49	Month 60	26,719	$10.80	$288,565.20	$24,047.10
Month 61	Month 65	26,719	$11.28	$301,390.32	$25,115.86

*	Monthly Installment of Rent for the first five (5) full calendar months of the initial Term is subject to abatement pursuant to Section 3.3 of the Lease.

INITIAL ESTIMATED MONTHLY INSTALLMENT OF RENT ADJUSTMENTS (Article 4):	$9,084.46

TENANT’S PROPORTIONATE SHARE:	61.27%

SECURITY DEPOSIT:	$70,000.00 subject to Article 5 below

ASSIGNMENT/SUBLETTING FEE:	$00.00

PARKING:	3.7 parking spaces per 1,000 rentable square feet, of which 4 shall be for reserved parking spaces located in front of the main entrance to the Premises (and as shown on Exhibit A-1), and the remainder shall be unreserved parking spaces at $0.00 per month for the initial Term (See Article on Parking)

REAL ESTATE BROKER:	CB Richard Ellis, representing Landlord, and Cresa Partners, representing Tenant

TENANT’S SIC CODE:	4899-34

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AMORTIZATION RATE:	N/A

The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. The Lease includes Exhibits A through G, all of which arc made a part of the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have entered into the Lease as of the Lease Reference Date set forth above.

LANDLORD:		TENANT:

SILICON VALLEY CA-I, LLC, a Delaware limited liability company		NEXTG NETWORKS, INC., a Delaware corporation

By:	RREEF America L.L.C., a Delaware limited liability company, its Investment Advisor

By:	/s/ James H. Ida	By:	/s/ David M. Cutrer

Name:	James H. Ida	Name:	David M. Cutrer

Title:	Vice President, Asset Manager	Title:	Chief Executive Officer

Dated:	3/12/2010	Dated:	3-12-2010

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LEASE

By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages. The Premises are depicted on the floor plan attached hereto as Exhibit A, and the Building is depicted on the site plan attached hereto as Exhibit A-1. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.

1. USE AND RESTRICTIONS ON USE.

1.1 The Premises are to be used solely for the purposes set forth on the Reference Pages. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them, or allow the Premises to be used for any unlawful or objectionable purpose (as reasonably determined by Landlord) or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all federal, state and city laws, codes, ordinances, rules and regulations (collectively “Regulations”) applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the use of the Premises by Tenant in the manner described in the Reference pages, or in or upon, or in connection with, the Premises, all at Tenant’s sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in anyway increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.

1.2 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to at any time handle, Use, manufacture, store or dispose of in or about the Premises or the Building any (collectively, “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively, “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 31) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2. As of the date hereof, Landlord has not received written notice from any governmental agencies that the Building is in violation of any Environmental Laws. Further, to Landlord’s actual knowledge, there are no Hazardous Materials at the Building other than small quantities of Hazardous Materials to the extent customary and Necessary for the normal use, operation and maintenance of the Building. For purposes of this Section, “Landlord’s actual knowledge” shall be deemed to mean and limited to the current actual knowledge of Jim Ida at the time of execution of this Lease and not any implied, imputed, or constructive knowledge of said individuals or of Landlord or any parties related to or comprising Landlord and without any independent investigation or inquiry having been made or any implied duty to investigate or make any inquiries; it being understood and agreed that such individuals shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby. Landlord represents and warrants that Jim Ida is the person in Landlord’s organization who is most knowledgeable about the Building.

Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be liable for any liability (including any indemnification responsibility), cost or expense related to the presence, removal, cleaning, abatement or remediation of Hazardous Materials existing in or around the Premises or properly prior to the date Landlord grants access to the Premises to Tenant, or Hazardous Materials in the ground water or soil or that migrate onto or around the Premises or property from outside the Premises or property after Landlord has granted Tenant access to the Premises, except to the extent that any of the foregoing results directly or indirectly from any act or omission of Tenant or any Tenant Entities or any Hazardous Materials is disturbed, distributed or exacerbated by Tenant or any Tenant Entity.

1.3 Tenant and the Tenant Entities will be entitled to the non-exclusive use of the common areas of the Building as they exist from time to time during the Term, including the parking facilities, subject to Landlord’s rules and regulations regarding such use. However, in no event will Tenant or the Tenant Entities park more vehicles in the parking facilities than Tenant’s Proportionate Share of the total parking spaces available for common use. Except as otherwise stated in the Reference Pages, the foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces or any guaranty of the availability of any particular parking spaces or any specific number of parking spaces.

2. TERM.

2.1 The Term of this Lease shall begin on the date (“Commencement Date”) that Landlord shall tender possession of the Premises to Tenant, and shall terminate on the date as shown on the Reference Pages as the Termination Date based on the actual Commencement Date (“Termination Date”), unless sooner terminated by the provisions of this Lease. Landlord shall tender possession of the Premises with all the work, if any, to be performed by Landlord pursuant to Exhibit B to this Lease substantially completed, subject to any Tenant Delays (defined below). Tenant shall deliver a punch list of items not completed within thirty (30) days after Landlord tenders possession of the Premises and Landlord agrees to proceed with due diligence to perform its obligations regarding such items. Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Commencement Date, Termination Date and, if necessary, a revised rent schedule. Notwithstanding the foregoing, if Tenant disputes any material information set forth in a memorandum agreement, Tenant shall provide Landlord with written notice of the same within five (5) business days following delivery thereof by Landlord and to the extent that Landlord agrees that such information was in fact erroneous Landlord shall correct such information and submit to Tenant a revised memorandum agreement for execution and signature. If Tenant fails to timely deliver to Landlord written notice of such disputed material information, then the memorandum agreement, as delivered by Landlord, shall be deemed accurate in all respects. Should Tenant fail to execute and deliver the memorandum agreement within thirty (30) days after delivery by Landlord of written request for the same, the information set forth in any such memorandum agreement provided by Landlord shall be conclusively presumed to be agreed to by Tenant and correct.

2.2 Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the Scheduled Commencement Date set forth on the Reference Pages for any reason, Landlord shall not be liable for any damage resulting from such inability, but except to the extent such delay is the result of a Tenant Delay, Tenant shall not be liable for any rent until the time when Landlord delivers possession of the Premises to Tenant. No such failure to give possession on the Scheduled Commencement Date shall affect the other obligations of Tenant under this Lease, except that the actual Commencement Date shall be postponed until the date that Landlord delivers possession of the Premises to Tenant, except to the extent that such delay is arising from or related to the acts or omissions of Tenant or any Tenant Entities, including, without limitation as a result of: (a) Tenant’s failure to agree to plans and specifications and/or construction cost estimates or bids; (b) Tenant’s request for materials, finishes or installations other than Landlord’s standard except those, if any, that Landlord shall have expressly agreed to furnish without extension of time agreed by Landlord; (c) Tenant’s change in any plans or specifications; or, (d) performance or completion by a party employed by Tenant (each of the foregoing, a “Tenant Delay”). If any delay is the result of a Tenant Delay, the Commencement Date and the payment of rent under this Lease shall be accelerated by the number of days of such Tenant Delay.

2.3 Subject to the terms of this Section 2.3 and provided that this Lease and the Early Possession Agreement (as defined below) have been fully executed by all parties and Tenant has delivered all prepaid rental, the Security Deposit, and insurance certificates required hereunder, Landlord grants Tenant the right to enter the Premises, at Tenant’s sole risk, thirty (30) days prior to Landlord’s reasonable estimate of the Term Commencement Date solely for the purpose of installing telecommunications and data cabling, Tenant’s laboratory equipment, furnishings and other personalty. Such possession prior to the Commencement Date shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay Monthly Installment of Rent or Tenant’s Proportionate Share of Expenses and Taxes with respect to the period of time prior to the Commencement Date during which Tenant occupies the Premises solely for such purposes. However, Tenant shall be liable for any utilities or special services provided to Tenant during such period. Notwithstanding the foregoing, if Tenant takes possession of the Premises before the Commencement Date for any purpose other than as expressly provided in this Section, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Monthly Installment of Rent, Tenant’s Proportionate Share of Expenses and Taxes, and any other charges payable hereunder to Landlord for each day of possession before the Commencement Date. Said early possession shall not advance the Termination Date. Landlord may withdraw such permission to enter the Premises prior to the Commencement Date at any time that Landlord reasonably determines that such entry by Tenant is causing a dangerous situation for Landlord, Tenant or their respective contractors or employees, or if Landlord reasonably determines that such entry by Tenant is hampering or otherwise preventing Landlord from proceeding with the completion of the Initial Alterations described in Exhibit B at the earliest possible date. As a condition to any early entry by Tenant pursuant to this Section 2.3, Tenant shall execute and deliver to Landlord an early possession agreement (the “Early Possession Agreement”) in the form attached hereto as Exhibit E provided by Landlord, setting forth the actual date for early possession and the date for the commencement of payment of Monthly Installment of Rent.

2.4 Notwithstanding the foregoing, if the Commencement Date has not occurred on or before the Required Completion Date (defined below), Tenant, as its sole remedy, may terminate this Lease by giving Landlord written notice of termination on or before the earlier to occur of: (a) five (5) business days after the Required Completion Date; and (b) the Commencement Date. In such event, this Lease shall be deemed null and void and of no further force and effect and Landlord shall promptly refund any prepaid rent and Security Deposit previously advanced by Tenant under this Lease and, so long as Tenant has not previously defaulted under any of its obligations under Exhibit B, the parties hereto shall have no further responsibilities or obligations to each other with respect to this Lease. The “Required Completion Date” shall mean August 7, 2010. Landlord and Tenant acknowledge and agree that the Required Completion Date shall be postponed by the number of days the Commencement Date is delayed by any Tenant Delays and due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of Landlord. Notwithstanding anything herein to the contrary, if Landlord determines in good faith that it will be unable to cause the Commencement Date to occur by the Required Completion Date, Landlord shall have the right to immediately cease its performance of the Initial Alterations and provide Tenant with written notice (the “Completion Date Extension Notice”) of such inability, which Completion Date Extension Notice shall set forth the date on which Landlord reasonably believes that the Commencement Date will occur. Upon receipt of the Completion Date Extension Notice, Tenant shall have the right to terminate this Lease by providing written notice of termination to Landlord within five (5) business days after the date of the Completion Date Extension Notice. If Tenant does not terminate this Lease within such five (5) business day period, the Required Completion Date automatically shall be amended to be the date set forth in Landlord’s Completion Date Extension Notice.

3. RENT.

3.1 Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the sixth (6th) full month’s Monthly Installment of Rent (subject to the Abated Monthly Installment of Rent pursuant to Section 3.3 below) and the first full month’s additional rent shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time pursuant to the table set forth in the Reference Pages. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing. If an Event of Default occurs, Landlord may require by notice to Tenant that all subsequent rent payments be made by an automatic payment from Tenant’s bank account to Landlord’s account, without cost to Landlord. Tenant must implement such automatic payment system prior to the next scheduled rent payment or within ten (10) days after Landlord’s notice, whichever is later. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.

3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) six percent (6%) of the unpaid rent or other payment; provided, however, that Tenant shall be entitled to a grace period of five (5) days for the first late payment in a calendar year. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive month until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.

3.3 Notwithstanding anything in this Lease to the contrary, so long as Tenant is not in default under this Lease, Tenant shall be entitled to an abatement of Monthly Installment of Rent with respect to the Premises, as originally described in this Lease, in the amount of Twenty Thousand Five Hundred Seventy-Three and 63/100’s Dollars ($20,573.63) per month for the first five (5) full calendar months of the Term. The maximum total amount of Monthly Installment of Rent abated with respect to the Premises in accordance with the foregoing shall equal One Hundred Two Thousand Eight Hundred Sixty-Eight and 15/100’s Dollars ($102,868.15) (the “Abated Monthly Installment of Rent”). If Tenant defaults under this Lease at any time during the Term and fails to cure such default within any applicable cure period under this Lease, then all unamortized Abated Monthly Installment of Rent (i.e. based upon the amortization of the Abated Monthly Installment of Rent in equal monthly amounts, without interest, during the period commencing on the Commencement Date and ending on the original Termination Date) shall immediately become due and payable. Only Monthly Installment of Rent shall be abated pursuant to this Section, as more particularly described herein, and Tenant’s Proportionate Share of Expenses and Taxes and all other rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

4. RENT ADJUSTMENTS.

4.1 For the purpose of this Article 4, the following terms are defined as follows:

4.1.1 Lease Year: Each fiscal year (as determined by Landlord from time to time) falling partly or wholly within the Term.

4.1.2 Expenses: All costs of operation, maintenance, repair, replacement and management of the Building (including the amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, consistently applied, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas; waste disposal; the cost of janitorial services; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, window cleaning costs; labor costs; costs and expenses of managing the Building including management and/or administrative fees; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees (except those relating exclusively to any tenant of the Building other than Tenant); any sales, use or service taxes incurred in connection therewith. In addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant’s Proportionate Share of: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses to the extent of such reduction in operating expenses; (ii) the cost of fire sprinklers and suppression systems and other life safety systems (except for such systems installed as part of improvements made by another tenant of the Building with respect to such other tenant’s premises and exclusively related to such tenant’s particular use); and (iii) subject to subsection (u) below, other capital expenses which are required under any Regulations which were not applicable to the Building at the time it was constructed, but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles and calculated on a straight line basis, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time. Landlord agrees to act in a commercially reasonable manner in incurring Expenses, taking into consideration the class and the quality of the Building and shall extrapolate Expenses in accordance with the methodology used to extrapolate Expenses in comparable buildings owned by Landlord and its affiliates in the geographic area in which the Building is located. Notwithstanding anything to the contrary herein, Expenses shall not include depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal payments, ground lease rents, costs of alterations of tenants’ premises, leasing commissions, interest expenses on long-term borrowings or advertising costs.

The following are also excluded from Expenses:

(a)	Sums (other than management fees, it being agreed that the management fees included in Expenses are as described in Section 4.1.2 above) paid to subsidiaries or other affiliates of Landlord for services on or to the Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by unrelated persons or entities of similar skill, competence and experience.

(b)	Any expenses for which Landlord has received actual reimbursement (other than through Expenses).

(c)	Attorney’s fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building.

(d)	Costs in connection with leasing space in the Building, including brokerage commissions, brochures and marketing supplies, legal fees in negotiating and preparing lease documents.

(e)	Fines, costs or penalties incurred as a result and to the extent of a violation by Landlord of any applicable Regulations.

(f)	Any fines, penalties or interest resulting from the gross negligence or willful misconduct of Landlord.

(g)	The cost of operating any commercial concession which is operated by Landlord at the Building.

(h)	Costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed for such costs by insurance proceeds, contractor warranties, guarantees, judgments or other third party sources.

(i)	Reserves not spent by Landlord by the end of the calendar year for which Expenses are paid.

(j)	All bad debt loss, rent loss, or reserves for bad debt or rent loss.

(k)	Landlord’s charitable and political contributions.

(l)	All costs of purchasing or leasing major sculptures, paintings or other major works or objects of art (as opposed to decorations purchased or leased by Landlord for display in the common areas of the Building).

(m)	Depreciation; principal payments of mortgage and other non operating debts of Landlord.

(n)	Ground lease rental.

(o)	Salaries or fringe benefits of employees whose time is not spent directly and solely in the operation of the Building, provided that if any employee performs services in connection with the Building and other buildings, costs associated with such employee may be proportionately included in Expenses based on the percentage of time such employee spends in connection with the operation, maintenance and management of the Building.

(p)	Costs (including permit, license and inspection fees and tenant improvement allowances) incurred in renovating, improving, decorating, painting or redecorating another premises exclusively for another tenant of the Building.

(q)	Costs incurred because Landlord or another tenant of the Building defaulted under the terms of another lease for a premises in the Building.

(r)	Except as specifically provided in Section 4.1.2, any capital improvement costs.

(s)	Any fines, penalties or interest resulting from the gross negligence or willful misconduct of Landlord.

(t)	Penalties, interest and other costs incurred by Landlord in connection with Landlord’s failure to comply with conditions, covenants and restrictions applicable to the Building.

(u)	The cost of complying with any laws in effect (and as enforced) on the Commencement Date, provided that if any portion of the Building that was in compliance with all applicable laws on the Commencement Date becomes out of compliance due to normal wear and tear, the cost of bringing such portion of the Building into compliance shall be included in Expenses unless otherwise excluded pursuant to the terms hereof.

(v)	The wages of any employee for services not related directly to the management, maintenance, operation and repair of the project or for any employee above the rank of building manager.

(w)	Any and all costs associated with or incurred in connection with the maintenance, repair and/or replacement of Structural Elements of the Building (as defined in Section 7.4 below).

4.1.3 Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall not include any corporate franchise, capital stock, profits, gift, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building or any taxes to be paid by Tenant pursuant to Article 28.

4.2 Tenant shall pay as additional rent for each Lease Year Tenant’s Proportionate Share of Expenses and Taxes incurred for such Lease Year.

4.3 The annual determination of Expenses shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3. Landlord may deliver such annual determination to Tenant via regular U.S. mail. During the Term, Tenant may review, at Tenant’s sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord’s agent, during normal business hours, upon giving Landlord five (5) days advance written notice within one hundred twenty (120) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a confidentiality agreement reasonably acceptable to Landlord, and provided that if Tenant utilizes an independent accountant to perform such review it shall be one of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement. If Tenant fails to object to Landlord’s determination of Expenses within one hundred twenty (120) days after receipt, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination. In the event that during all or any portion of any Lease Year, the Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses that would have been paid or incurred by Landlord had the Building been at least ninety-five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such Lease Year.

4.4 Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate Tenant’s liability for Expenses and/or Taxes under Section 4.2, Article 6 and Article 28 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

4.5 When the above mentioned actual determination of Tenant’s liability for Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

4.5.1 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is less than Tenant’s liability for Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and

4.5.2 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is more than Tenant’s liability for Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if this Lease has terminated, refund the difference in cash within sixty (60) days of Landlord’s determination of Expenses and/or Taxes for the Lease Year.

4.6 If the Commencement Date is other than January 1 or if (he Termination Date is other than December 31, Tenant’s liability for Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

5. SECURITY DEPOSIT.

5.1 Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default. If Tenant defaults with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion is so used, Tenant shall within five (5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant thirty (30) days after Tenant surrenders the Premises to Landlord in accordance with this Lease. In addition to any other deductions Landlord is entitled to make pursuant to the terms hereof, Landlord shall have the right to make a good faith estimate of any unreconciled Expenses and/or Taxes as of the Termination Date and to deduct any anticipated shortfall from the Security Deposit. Notwithstanding anything to the contrary contained herein or in Article 23 hereof, Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.

5.2 Subject to the remaining terms of this Section 5.2, and provided that: (a) Tenant has timely paid all Monthly Installments of Rent, Tenant’s Proportionate Share of Expenses and Taxes and all other sums and charges payable under this Lease; (b) no default has occurred under this Lease; and (c) Tenant’s net worth on the Reduction Effective Date (as defined below) is equal to or greater than Tenant’s net worth as of the date of this Lease (as determined by Landlord based on acceptable financial information provided by Tenant) (the “Security Reduction Conditions”), Tenant shall have the right to reduce the amount of the Security Deposit so that the new Security Deposit amount will be Thirty-Five Thousand Dollars ($35,000.00) effective as of the fourth anniversary of the Commencement Date (the “Reduction Effective Date”). Notwithstanding anything to the contrary contained herein, if Tenant has been in default under this Lease at any time prior to the Reduction Effective Date and has failed to cure such default within any applicable cure period and/or if Tenant is not entitled to reduce the Security Deposit as of the Reduction Effective Date due to Tenant’s failure to satisfy the Security Reduction Conditions, then Tenant shall have no further right to reduce the amount of the Security Deposit as described herein. If Tenant is entitled to a reduction in the Security Deposit, Tenant shall provide Landlord with written notice requesting that the Security Deposit be reduced as provided above (the “Security Reduction Notice”). If Tenant provides Landlord with a Security Reduction Notice, and Tenant is entitled to reduce the Security Deposit as provided herein, Landlord shall refund the applicable portion of the Security Deposit to Tenant within thirty (30) days after the later to occur of (a) Landlord’s receipt of the Security Reduction Notice, or (b) the date upon which Tenant is entitled to a reduction in the Security Deposit as provided above.

6. ALTERATIONS.

6.1 Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures (other than trade fixtures and standard office and telecommunications equipment) or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord’s consent shall not be unreasonably withheld with respect to alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, (iii) do not affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems, and (iv) in aggregate do not cost more than $5.00 per rentable square foot of that portion of the Premises affected by the alterations in question. In addition, Tenant shall have the right to perform, with prior written notice to but without Landlord’s consent, any alteration, addition, or improvement that satisfies all of the following criteria (a “Cosmetic Alteration”): (1) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (2) is not visible from the exterior of the Premises or Building; (3) will not affect the systems or structure of the Building; (4) costs less than $25,000.00 in the aggregate during any twelve (12) month period of the Term of this Lease; and (5) does not require work to be performed inside the walls or above the ceiling of the Premises. However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all of the other provisions of this Article 6.

6.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlord’s contractor or a contractor reasonably approved by Landlord, in either event at Tenant’s sole cost and expense. If Tenant shall employ any contractor other than Landlord’s contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wages, hours, terms or conditions of the employment of any such labor. In any event, Landlord may charge Tenant a construction management fee not to exceed five percent (5%) of the cost of such work to cover its overhead as it relates to such proposed work, plus third-patty costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due five (5) days after Landlord’s demand.

6.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all Regulations, using Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility, waivers of lien, surety company performance bonds and funded construction escrows and to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord’s election said sums shall be paid in the same way as sums due under Article 4. Landlord may, as a condition to its consent to any particular alterations or improvements, require Tenant to deposit with Landlord the amount reasonably estimated by Landlord as sufficient to cover the cost of removing such alterations or improvements and restoring the Premises, to the extent required under Section 26.2.

6.4 Notwithstanding anything to the contrary contained herein, so long as Tenant’s written request for consent for a proposed alteration or improvements contains the following statement in large, bold and capped font “PURSUANT TO ARTICLE 6 OF THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT ALTERATION, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH ALTERATION TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.”, at the time Landlord gives its consent for any alterations or improvements, if it so does, Tenant shall also be notified whether or not Landlord will require that such alterations or improvements be removed upon the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary contained in this Lease, at the expiration or earlier termination of this Lease and otherwise in accordance with Article 26 hereof, Tenant shall be required to remove all alterations or improvements made to the Premises except for any such alterations or improvements which Landlord expressly indicates or is deemed to have indicated shall not be required to be removed from the Premises by Tenant. If Tenant’s written notice strictly complies with the foregoing and if Landlord fails to so notify Tenant whether Tenant shall be required to remove the subject alterations or improvements at the expiration or earlier termination of this Lease, it shall be assumed that Landlord shall require the removal of the subject alterations or improvements.

7. REPAIR.

7.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B if attached to this Lease and except that Landlord shall repair and maintain the Structural Elements of the Building (in accordance with Section 7.4 below) and the basic plumbing, air conditioning, heating and electrical systems installed or furnished by Landlord. However, notwithstanding the foregoing, Landlord agrees that the truck doors and the base Building electrical, heating, ventilation and air conditioning and plumbing systems located in the Premises shall be in good working order as of the date Landlord delivers possession of the Premises to Tenant. Tenant shall have ninety (90) days from the dale Landlord delivers possession of the Premises to Tenant in which to discover and to notify Landlord, in writing, if any of the heating, ventilation and air condition systems are not in good working order and satisfactory condition and repair; thereafter, Landlord shall at its cost promptly effectuate the repair and correction thereof. In addition, Landlord agrees that following full execution of this Lease, it shall deliver to Tenant any and all reports and inspection documentation currently in its possession with respect to the condition of the base Building electrical, heating, ventilation and air conditioning and plumbing systems located in the Premises (collectively, the “Base Building Reports”). The delivery by Landlord of the Base Building Reports, if any exist, shall be made by Landlord without any warranty or representation as to the accuracy of such reports or documentation, and Landlord shall have no obligation in connection with such delivery to obtain new or updated reports or documentation, but shall only be required to deliver to Tenant the Base Building Reports that Landlord currently possesses, In addition, prior to the Commencement Date, but following delivery by Tenant of all prepaid rental, the Security Deposit, and insurance certificates required hereunder, Tenant may, upon twenty-four (24) hours notice to Landlord, undertake non-invasive inspections of such base Building systems, so long as Tenant provides to Landlord a copy of each such report obtained by Tenant immediately upon receipt thereof. If Landlord elects, Landlord may accompany Tenant on any or all such inspections. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them, except as set forth in the punch list to be delivered pursuant to Section 2.1. Except to the extent caused by the acts or omissions of Tenant or any Tenant Entities or by any alterations or improvements performed by or on behalf of Tenant, if such systems are not in good working order as of the date possession of the Premises is delivered to Tenant and Tenant provides Landlord with notice of the same within thirty (30) days following the date Landlord delivers possession of the Premises to Tenant, Landlord shall be responsible for repairing or restoring the same. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease.

7.2 Tenant shall, at all limes during the Term, keep the Premises in good condition and repair excepting damage by fire, or other casually, and in compliance with all applicable Regulations, promptly complying with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant’s sole expense.

7.3 Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

7.4 Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.

7.5 Notwithstanding anything to the contrary in this Lease, Landlord, and not Tenant, shall be responsible, at Landlord’s sole cost and expense, for the maintenance, repair and replacement of the following structural elements of the Building; (a) the structural portion of the exterior walls of the Building (i.e., the columns); (b) the structural portions of the roof of the Building; and (c) the concrete floor of the Building (collectively, the “Structural Elements”), and the cost of any maintenance, repair and/or replacement of such Structural Elements shall be excluded from Expenses.

8. LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within ten (10) days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within five (5) days of Landlord’s demand.

9. ASSIGNMENT AND SUBLETTING.

9.1 Except in connection with a Permitted Transfer (defined in Section 9.8 below), Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed, and said restrictions shall be binding upon any and all assignees of this Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee.

9.2 Notwithstanding any subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such subtenant all rents due and becoming due to Tenant under such sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease. In the case of an assignment, if Landlord elects to give its consent to any such assignment, then unless Landlord’s written consent thereto expressly includes a full release of Tenant from the obligations under this Lease, Tenant shall remain liable as a surety for all obligations hereunder.

9.3 [INTENTIONALLY DELETED]

9.4 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below), less the Costs Component

(as defined below), when and as such Increased Rent is received by Tenant. As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The “Costs Component” is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for leasing commissions, legal fees and costs and tenant improvements in connection with such sublease, assignment or other transfer.

9.5 Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Tenant or matter which will become a default of Tenant with passage of time unless cured, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation (unless Landlord does not have space available for lease in the Building that is comparable to the space Tenant desires to sublet or assign; provided, however, Landlord shall be deemed to have comparable space if it has, or will have, space available on any floor of the Building that is approximately the same size as the space Tenant desires to sublet or assign within two (2) months, in the aggregate, of the proposed commencement of the proposed sublease or assignment, and for a comparable term); (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would: (i) involve materially increased personnel or wear upon the Building; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iv) involve a violation of Section 1.2. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.

9.6 Upon any request to assign or sublet, Tenant will pay to Landlord, on demand, a sum equal to all of Landlord’s reasonable costs, including reasonable attorney’s fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

9.7 If Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment. Notwithstanding the foregoing, if Tenant is a corporation, so long as Tenant is publicly traded on a major over-the-counter stock exchange, the ordinary transfer of shares over the counter shall be deemed not to be a transfer for purposes of this Section 9.7. Notwithstanding anything to the contrary contained in this Lease, the transfer of outstanding capital stock or other listed equity interests, or the purchase of outstanding capital stock or other listed equity interests, or the purchase of equity interests issued in an initial public offering of stock, by persons or parties other than “insiders” within the meaning of the Securities Exchange Act of 1934, as amended, through the “over-the-counter” market or any recognized national or international securities exchange shall not be included in determining whether control has been transferred.

9.8 Tenant may assign its entire interest under this Lease, without the consent of Landlord, to (a) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an “Affiliated Party”), or (b) a successor to Tenant by purchase, merger, consolidation or reorganization, provided that all of the following conditions arc satisfied (each such transfer a “Permitted Transfer” and any such assignee or sublessee of a Permitted Transfer, a “Permitted Transferee”): (i) Tenant is not in default under this Lease; (ii) the Permitted Use does not allow the Premises to be used for retail purposes; (iii) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed Permitted Transfer or as soon as reasonably practicable thereafter, but in no event more than ninety (90) days thereafter; (iv) with respect to a proposed Permitted Transfer to an Affiliated Party, Tenant continues to have a net worth equal to or greater than Tenant’s net worth at the date of this Lease; and (v) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (A) Tenant’s successor shall own all or substantially all of the assets of Tenant, and (B) Tenant’s successor shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization. Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. As used herein, (1) “parent” shall mean a company which owns a majority of Tenant’s voting equity; (2) “subsidiary” shall mean an entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting equity is owned by Tenant; and (3) “affiliate” shall mean an entity controlled, controlling or under common control with Tenant.

10. INDEMNIFICATION.

10.1 None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the active negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) to the extent not covered by insurance proceeds actually paid to and received by Landlord or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s actual or asserted failure to comply with any and all Regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease.

10.2 Landlord shall protect, indemnify and hold Tenant harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any damage to any property (including but not limited to property of Tenant) or any injury (including but not limited to death) to any person occurring in, on or about the common areas of the Building to the extent that such injury or damage shall be caused by or arise from the active negligence or willful misconduct of Landlord or any acts of Landlord’s agents or employees, or any breach or default on the part of Landlord in the performance of any covenant or agreement of Landlord to be performed pursuant to this Lease.

10.3 The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11. INSURANCE.

11.1 Tenant shall keep in force throughout the Term; (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) Worker’s Compensation Insurance with limits as required by statute and Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease—each employee; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and, (e) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income.

11.2 The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property—Special Form); (c) be issued by an insurance company with a minimum Best’s rating of “A-:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty

(30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 28 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require in its commercially reasonably judgment; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

11.4 Landlord shall keep in force throughout the Term Commercial General Liability Insurance and All Risk or Special Form coverage insuring the Landlord and the Building, in such amounts and with such deductibles as Landlord determines from time to time in accordance with sound and reasonable risk management principles. The cost of all such insurance is included in Expenses.

12. WAIVER OF SUBROGATION. Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured (or required to be insured pursuant to this Lease) by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13. SERVICES AND UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler system charges and other utilities and services used on or from the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish all electric light bulbs, tubes and ballasts, battery packs for emergency lighting and fire extinguishers. If any such services are not separately metered to Tenant, Tenant shall pay such proportion of all charges jointly metered with other premises as determined by Landlord, in its sole discretion, to be reasonable. Any such charges paid by Landlord and assessed against Tenant shall be immediately payable to Landlord within thirty (30) days of demand by Landlord and shall be additional rent hereunder. Tenant will not, without the written consent of Landlord (which consent shall not be unreasonably withheld), contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in the Building. Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises.

14. HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be One Hundred and Fifty Percent (150%) of the greater of (a) the amount of the Annual Rent for the last period prior to the date of such termination plus Tenant’s Proportionate Share of Expenses and Taxes under Article 4; and (b) the then market rental value of the Premises as determined by Landlord assuming a new lease of the Premises of the then usual duration and other terms, in either case, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.

15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord’s request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord. Notwithstanding the foregoing, upon written request by Tenant, Landlord will use reasonable efforts to obtain a non- disturbance, subordination and attornment agreement from Landlord’s then current mortgagee on such mortgagee’s then current standard form of agreement, a copy of which is attached hereto as Exhibit F. “Reasonable efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by such mortgagee. Landlord’s failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.

16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations. Landlord hereby agrees to use commercially reasonable efforts to generally enforce the rules and regulations in a nondiscriminatory manner. In the event of any conflict between any of the rules and regulations set forth in Exhibit D hereto and this Lease, the terms of this Lease shall control.

17. REENTRY BY LANDLORD.

17.1 Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to show said Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably and that any such entry and associated activities shall not materially diminish Tenant’s use of the Premises as set out in the Reference Pages. Notwithstanding the foregoing, except (i) to the extent requested by Tenant, (ii) in connection with scheduled maintenance programs, and/or (iii) in the event of an emergency, Landlord shall provide to Tenant reasonable prior notice (either written or oral) before Landlord enters the Premises to perform any repairs therein. Landlord shall have the right at any lime to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. So long as Landlord has used commercially reasonable efforts to perform its duties hereunder in substantial conformance with this Section 17.1, then Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17; notwithstanding the foregoing, Tenant’s waiver of its claim for damages for any injury, inconvenience or interference with its business or any loss of occupancy or quiet enjoyment of the Premises shall not be interpreted to include a waiver of any claim by Tenant arising out of or related to Landlord’s right and authority to enter into this Lease (as described in Article 21 below). Notwithstanding the foregoing, except in emergency situations, as determined by Landlord, Landlord shall exercise reasonable efforts to perform any entry into the Premises in a manner that is reasonably designed to minimize interference with the operation of Tenant’s business in the Premises.

17.2 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion (other than those excepted in the previous sentence) to which access in an emergency cannot be had by means of a key or keys in Landlord’s possession, Landlord is authorized to gain access by such means as Landlord in an emergency shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within five (5) days of Landlord’s demand.

18. DEFAULT.

18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:

18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) days after written notice that such payment was not made when due, but if any such notice shall be given, for the twelve (12) month period commencing with the date of such notice, the failure to pay within five (5) days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice. The notice required pursuant to this Section 18.1.1 shall replace rather than supplement any statutory notice required under California Code of Civil Procedure Section 1161 or any similar or successor statute.

18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within thirty (30) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such thirty (30) day period, Tenant has commenced the cure within such thirty (30) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days.

18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.

18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its properly, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any stale thereof.

18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

19. REMEDIES.

19.1 Upon the occurrence of any Event or Events of Default under this Lease, whether enumerated in Article 18 or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of rent or other obligations and waives any and all other notices or demand requirements imposed by applicable law):

19.1.1 Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

19.1.1.1 The Worth at the Time of Award of the unpaid rent which had been earned at the time of termination;

19.1.1.2 The Worth at the Time of Award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could have been reasonably avoided;

19.1.1.3 The Worth at the Time of Award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could be reasonably avoided;

19.1.1.4 Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

19.1.1.5 All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

The “Worth at the Time of Award” of the amounts referred to in parts 19.1.1.1 and 19.1.1.2 above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (i) the greatest per annum rate of interest permitted from time to time under applicable law, or (ii) the Prime Rate plus 5%. For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The “Worth at the Time of Award” of the amount referred to in part 19.1.1.3, above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the lime of award plus 1%;

19.1.2 Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

19.1.3 Notwithstanding Landlord’s exercise of the remedy described in California Civil Code § 1951.4 in respect of an Event or Events of Default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Section 19.1.1.

19.2 The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

19.3 TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER REGULATIONS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH. TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

19.4 No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such Event of Default.

19.5 This Article 19 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

19.6 If more than one (1) Event of Default occurs and remains uncured beyond any applicable cure period during the Term or any renewal thereof, Tenant’s renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any arc provided for in this Lease, shall be null and void.

19.7 If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs. If either party participates in an action against the other party arising out of or in connection with this Lease or any covenants or obligations hereunder, then the prevailing party shall be entitled to have or recover from the other party, upon demand, all reasonable attorneys’ fees and costs incurred in connection therewith. Tenant hereby specifically also waives notice and demand for payment of rent or other obligations, except for those notices specifically required pursuant to the terms of this Lease and notices which may be required under California Code of Civil Procedure Section 1161, as described in Section 18.1.1 above.

19.8 Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) to take commercially reasonable actions to cure such default at Tenant’s sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into and upon the Premises if Landlord determines in its reasonable discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting from Landlord’s commercially reasonable actions in connection therewith, and Tenant agrees to reimburse Landlord within five (5) days of Landlord’s demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.

20. TENANT’S BANKRUPTCY OR INSOLVENCY.

20.1 If at any lime and for so long as Tenant shall be subjected to the provisions of the United Slates Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):

20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

20.1.1.1 Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

20.1.1.2 Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

20.1.1.4 Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord or, to the extent another party’s claim is as a result of the active negligence or willful misconduct of Landlord, then anyone claiming under or through Landlord, all subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22. CASUALTY.

22.1 In the event the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within two hundred thirty (230) days following the date of the casualty, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify

Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s reasonable determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for their intended purposes, as described in the Reference Pages of this Lease.

22.2 If such repairs cannot, in Landlord’s reasonable estimation, be made within two hundred thirty (230) days following the date of the casualty, Landlord and Tenant shall each have the option of giving the other, al any lime within thirty (30) days after Landlord’s notice of estimated restoration time, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the dale of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

22.4 In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon this Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is reasonably so delayed.

22.5 Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

22.7 Tenant hereby waives any and all rights under and benefits of Sections 1932(2) and 1933(4) of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.

23. EMINENT DOMAIN. If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term. Tenant hereby waives any and all rights under and benefits of Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Regulations or other laws now or hereinafter in effect.

24. SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to (his Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25. ESTOPPEL CERTIFICATES. Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other matters as may be requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period, Landlord may provide to Tenant a second written request with respect to such estoppel certificate, If Tenant fails to execute and deliver such certificate within a five (5) business day period following the date of Landlord’s second written request therefor, Landlord or Landlord’s beneficiary or agent may rely upon, for whatever purposes, such certificate as prepared on Tenant’s behalf, and that such certificate shall be fully binding on Tenant.

26. SURRENDER OF PREMISES.

26.1 Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises. In the event of Tenant’s failure to arrange such joint inspections and/or participate in either such inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

26.2 All alterations, additions, and improvements in, on, or to the Premises (excluding trade fixtures) made or installed by or for Tenant, including, without limitation, carpeting (collectively, “Alterations”), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same condition received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Notwithstanding the foregoing, and subject to Section 6.4 above, if Landlord elects by notice given to Tenant at least ten (10) days prior to expiration of the Term, Tenant shall, at Tenant’s sole cost, remove any Alterations, including carpeting, so designated by Landlord’s notice, and repair any damage caused by such removal, provided that Tenant shall not be required to remove any portion of the Initial Alterations shown on the Plans as of the date of this Lease, as such terms are defined in Exhibit B hereto. Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, equipment, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property, as well as all data/telecommunications cabling and wiring installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling (collectively, “Personalty”). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal. In lieu of requiring Tenant to remove Alterations and Personalty and repair the Premises as aforesaid, Landlord may, by written notice to Tenant delivered at least thirty (30) days before the Termination Date, require Tenant to pay to Landlord, as additional rent hereunder, the cost of such removal and repair in an amount reasonably estimated by Landlord.

26.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as reasonably estimated by Landlord, necessary to repair and restore (reasonable wear and tear excepted) the Premises as provided in this Lease and/or to discharge Tenant’s obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

27. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Notice Address.

28. TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes and such taxes that are excluded and described in the final sentence of Section 4.1.3 above) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

29. RELOCATION OF TENANT [INTENTIONALLY OMITTED].

30. PARKING.

30.1 During the initial Term of this Lease, Tenant agrees to lease from Landlord and Landlord agrees to lease to Tenant, the number and type of parking passes as set forth on the Reference Pages of this Lease. This right to park in the Building’s parking facilities (the “Parking Facility”) shall be on an unreserved, nonexclusive, first come, first served basis, for passenger-size automobiles and is subject to the following terms and conditions:

30.1.1 Tenant shall at all times abide by and shall cause each of Tenant’s employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, “Tenant’s Parties”) to abide by any rules and regulations (“Rules”) for use of the Parking Facility that Landlord or Landlord’s garage operator reasonably establishes from time to time, and otherwise agrees to use the Parking Facility in a safe and lawful manner. Landlord reserves the right to adopt, modify and enforce the Rules governing the use of the Parking Facility from time to time including any key-card, sticker or other identification or entrance system and hours of operation. Landlord may refuse to permit any person who violates such Rules to park in the Parking Facility, and any violation of the Rules shall subject the car to removal from the Parking Facility.

30.1.2 Unless specified to the contrary above, the parking spaces hereunder shall be provided on a non-designated “first-come, first-served” basis. Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, disabled persons or for other tenants or guests, and Tenant shall not park and shall not allow Tenant’s Parties to park in any such assigned or reserved spaces. Tenant may validate visitor parking by such method as Landlord may approve, at the validation rate from time to lime generally applicable to visitor parking. Tenant acknowledges that the Parking Facility may be closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Facility, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond the operator’s reasonable control.

30.1.3 Tenant acknowledges that to the fullest extent permitted by law, Landlord shall have no liability for any damage to property or other items located in the parking areas of the project (including without limitation, any loss or damage to tenant’s automobile or the contents thereof due to theft, vandalism or accident), nor for any personal injuries or death arising out of the use of the Parking Facility by Tenant or any Tenant’s Parties, whether or not such loss or damage results from Landlord’s active negligence or negligent omission. The limitation on Landlord’s liability under the preceding sentence shall not apply however to loss or damage arising directly from Landlord’s willful misconduct. Without limiting the foregoing, if Landlord arranges for the parking areas to be operated by an independent contractor not affiliated with Landlord, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor. Tenant and Tenant’s Parties each hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant or any of Tenant’s Parties arising as a result of parking in the Parking Facility, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant’s Parties look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Facility. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or any Landlord Entities.

30.1.4 Tenant’s right to park as described in this Article and this Lease is exclusive to Tenant and shall not pass to any assignee or sublessee without the express written consent of Landlord. Such consent is at the sole discretion of the Landlord.

30.1.5 In the event any surcharge or regulatory fee is at any time imposed by any governmental authority with reference to parking, Tenant shall (commencing after two (2) weeks’ notice to Tenant) pay, per parking pass, such surcharge or regulatory fee to Landlord in advance on the first day of each calendar month concurrently with the monthly installment of rent due under this Lease. Landlord will enforce any surcharge or fee in an equitable manner amongst the Building tenants.

30.2 If Tenant violates any of the terms and conditions of this Article, the operator of the Parking Facility shall have the right to remove from the Parking Facility any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such violation, without liability therefor whatsoever. In addition, Landlord shall have the right to cancel Tenant’s right to use the Parking Facility pursuant to this Article upon ten (10) days’ written notice, unless within such ten (10) day period, Tenant cures such default. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under this Lease.

31. DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entitles”, being Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several, The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant’s Proportionate Share shown on the Reference Pages; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or any business park or complex of which the Building is a part, remeasurement or other circumstance reasonably justifying adjustment. The term “Building” refers to the structure in which the Premises are located, the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto, and the particular parcel of land where the Building in which the Premises are located sits. If the Building is part of a larger complex of structures, the term “Building” may include the entire complex, where appropriate (such as shared Expenses or Taxes) and subject to Landlord’s reasonable discretion.

32. TENANT’S AUTHORITY.

32.1 If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.

32.2 Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, arc (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: ‘‘List of Specially Designated Nationals and Blocked Persons,” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

33. FINANCIAL STATEMENTS AND CREDIT REPORTS. At Landlord’s request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects, Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report. Notwithstanding the foregoing, Landlord shall not request financial statements more than once in each consecutive one (1) year period during the Term unless (i) Tenant is in default, (ii) Landlord reasonably believes that there has been an adverse change in Tenant’s financial position since the last financial statement provided to Landlord, or (iii) requested (a) in connection with a proposed sale or transfer of the Building by Landlord, or (b) by an investor of Landlord, any Landlord Entity or any lender or proposed lender of Landlord or any Landlord Entity. At Tenant’s request, Landlord shall enter into a confidentiality agreement with Tenant, which agreement is reasonably acceptable to Landlord and covers confidential financial information provided by Tenant to Landlord.

34. COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages.

35. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located. Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, pandemics, civil disturbances and other causes beyond the reasonable control of Landlord or Tenant, as the case may be.

36. SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

37. ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

38. EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises, Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such lime as Tenant has paid to Landlord any security deposit required by Article 5, the first month’s rent as set forth in Article 3 and any sum owed pursuant to this Lease.

39. DISCLOSURE. Pursuant to California Health & Safety Code Section 25359.7, Landlord hereby notifies Tenant that Landlord knows or has reasonable cause to believe that a release of Hazardous Materials has come to be located on or beneath the property on which the Building lies.

40. RECORDATION. Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident to such recording or registration.

41. MONUMENT SIGNAGE.

41.1 So long as (a) Tenant is not in default under the terms of the Lease; (b) Tenant is in occupancy of the entire Premises; and (c) Tenant has not assigned this Lease or sublet the Premises, Tenant shall have the right to have its name listed on the shared monument sign for the Building (the “Monument Sign”), subject to the terms of this Article 41. The design, size and color of Tenant’s signage with Tenant’s name to be included on the Monument Sign, and the manner in which it is attached to the Monument Sign, shall comply with all applicable Regulations and shall be subject to the approval of Landlord and any applicable governmental authorities. Landlord reserves the right to withhold consent to any sign that, in the reasonable judgment of Landlord, is not harmonious with the design standards of the Building and Monument Sign. Landlord shall have the right to require that all names on the Monument Sign be of the same size and style. Tenant must obtain Landlord’s written consent to any proposed signage and lettering prior to its fabrication and installation. Tenant’s right to place its name on the Monument Sign, and the location of Tenant’s name on the Monument Sign, shall be subject to the existing rights of existing tenants in the Building, and the location of Tenant’s name on the Monument Sign shall be further subject to Landlord’s reasonable approval. To obtain Landlord’s consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering and the colors, Finishes and types of materials. Although the Monument Sign will be maintained by Landlord, Tenant shall pay its proportionate share of the cost of any maintenance and repair associated with the Monument Sign. In the event that additional names are listed on the Monument Sign, all future costs of maintenance and repair shall be prorated between Tenant and the other parties that are listed on such Monument Sign.

41.2 Tenant’s name on the Monument Sign shall be designed, constructed, installed, insured, maintained, repaired and removed from the Monument Sign all at Tenant’s sole risk, cost and expense. Tenant, at its cost, shall be responsible for the maintenance, repair or replacement of Tenant’s signage on the Monument Sign, which shall be maintained in a manner reasonably satisfactory to Landlord.

41.3 If during the Term (and any extensions thereof) (a) Tenant is in default under the terms of this Lease after the expiration of applicable cure periods; (b) Tenant leases and occupies less than the entire Premises; or (c) Tenant assigns this Lease, then Tenant’s rights granted herein will terminate and Landlord may remove Tenant’s name from the Monument Sign at Tenant’s sole cost and expense and restore the Monument Sign to the condition it was in prior to installation of Tenant’s signage thereon, ordinary wear and tear excepted. The cost of such removal and restoration shall be payable as additional rent within five (5) days of Landlord’s demand. Landlord may, at anytime during the Term (or any extension thereof), upon five (5) days prior written notice to Tenant, relocate the position of Tenant’s name on the Monument Sign. The cost of such relocation of Tenant’s name shall be at the cost and expense of Landlord.

41.4 The rights provided in this Article 41 shall be non-transferable, except to any Permitted Transferee (as defined in Section 9.8 of this Lease), unless otherwise agreed by Landlord in writing in its sole discretion.

42. OPTION TO RENEW. Provided this Lease is in full force and effect and Tenant is not in default under any of the other terms and conditions of this Lease at the time of notification or commencement, Tenant shall have one (1) option to renew (the “Renewal Option”) this Lease for a term of five (5) years (the “Renewal Term”), for the portion of the Premises being leased by Tenant as of the date the Renewal Term is to commence, on the same terms and conditions set forth in this Lease, except as modified by the terms, covenants and conditions as set forth below:

42.1 If Tenant elects to exercise the Renewal Option, then Tenant shall provide Landlord with written notice no earlier than the date which is two hundred seventy (270) days prior to the expiration of the Term of this Lease but no later than the date which is one hundred eighty (180) days prior to the expiration of the Term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the Term of this Lease.

42.2 The Annual Rent and Monthly Installment of Rent in effect at the expiration of the Term of this Lease shall be increased to reflect the Prevailing Market (defined below) rate. Landlord shall advise Tenant of the new Annual Rent and Monthly Installment of Rent for the Premises no later than thirty (30) days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its Renewal Option under this Article 42. Said notification of the new Annual Rent and Monthly Installment of Rent may include a provision for its escalation to provide for a change in fair market rental between the time of notification and the commencement of the Renewal Term. Notwithstanding anything to the contrary set forth herein, in no event shall the Annual Rent and Monthly Installment of Rent for the Renewal Term be less than the Annual Rent and Monthly Installment of Rent in the preceding period.

42.3 This Renewal Option is not transferable, except to any Permitted Transferee (as defined in Section 9.8 of this Lease); the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be “personal’’ to Tenant as set forth above and that in no event will any assignee or sublessee have any rights to exercise the aforesaid option to renew.

42.4 If the Renewal Option is validly exercised or if Tenant fails to validly exercise the Renewal Option, Tenant shall have no further right to extend the term of this Lease.

42.5 For purposes of this Renewal Option, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and buildings comparable to the Building in the same rental market in the Milpitas, California area as of the date the Renewal Term is to commence, taking into account the specific provisions of this Lease which will remain constant. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

42.6 Notwithstanding anything herein to the contrary, the Renewal Option is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof.

43. ACCELERATION OF TERMINATION DATE.

43.1 Tenant shall have the one-time right to accelerate the Termination Date (“Acceleration Option”) of this Lease, with respect to the entire Premises only, so that the Termination Date is no longer the last day of the sixty-fifth (65th) full calendar month of the Term but is instead the last day of the thirty-sixth (36th) full calendar month of the Term (the “Accelerated Termination Date”), if:

43.1.1 There is no default by Tenant under this Lease at the date Tenant provides Landlord with an Acceleration Notice (hereinafter defined); and

43.1.2 No part of the Premises is sublet for a term extending past the Accelerated Termination Date; and

43.1.3 This Lease has not been assigned, except to an Affiliated Party or a Permitted Transferee; and

43.1.4 Landlord receives notice of acceleration (“Acceleration Notice”) not less than six (6) full calendar months prior to the Accelerated Termination Date.

43.2 If Tenant exercises its Acceleration Option, concurrent with Tenant’s delivery to Landlord of Tenant’s Acceleration Notice, Tenant shall pay to Landlord the sum of an amount equal to the unamortized portion of all of the following: (a) any leasing commissions, (b) the cost of the Initial Alterations, (c) the Additional Allowance to the extent used by Tenant, and (d) the Abated Monthly Installment of Rent (collectively, the “Acceleration Fee”) as a fee in connection with the acceleration of the Termination Date and not as a penalty; provided that the Acceleration Fee shall be increased by an amount equal to the unamortized portion of the any leasing commissions, tenant improvements, allowances, abated rent or other concessions incurred by Landlord in connection with any additional space other than the initial Premises leased by Tenant under this Lease and that is subject to acceleration hereunder. Tenant shall remain liable for all Monthly Installments of Rent, Tenant’s Proportionate Share of Expenses and Taxes, additional rent and all other sums due under this Lease up to and including the Accelerated Termination Date even though billings for such may occur subsequent to the Accelerated Termination Date. The “unamortized portion” of any of the foregoing shall be determined using an interest rate of seven percent (7%) per annum.

43.3 If Tenant, subsequent to providing Landlord with an Acceleration Notice, defaults in any of the provisions of this Lease (including, without limitation, a failure to pay the Acceleration Fee due hereunder), Landlord, al its option, may

(i) declare Tenant’s exercise of the Acceleration Option to be null and void, and any Acceleration Fee paid to Landlord shall be returned to Tenant, after first applying such Acceleration Fee against any past due rent under this Lease, or (ii) continue to honor Tenant’s exercise of its Acceleration Option, in which case, Tenant shall remain liable for the payment of the Acceleration Fee and for all Monthly Installments of Rent, Tenant’s Proportionate Share of Expenses and Taxes, any additional rent and other sums due under this Lease up to and including the Accelerated Termination Date even though billings for such may occur subsequent to the Accelerated Termination Date. Further, in the event that Landlord shall declare Tenant’s exercise of the Acceleration Option to be null and void as provided in clause (i) above, Tenant shall protect, indemnify and hold Landlord and the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of such nullification of Tenant’s Acceleration Option, including, without limitation, any claims by any potential replacement tenants for the Premises.

43.4 As of the date Tenant provides Landlord with an Acceleration Notice, any unexercised rights or options of Tenant to renew the Term of this Lease or to expand the Premises (whether expansion options, rights of first or second refusal, rights of first or second offer, or other similar rights), and any outstanding tenant improvement allowance not claimed and properly utilized by Tenant in accordance with this Lease as of such date, shall immediately be deemed terminated and no longer available or of any further force or effect.

44. CONFIDENTIALITY. The parties agree that neither party nor its agents or any other parties acting on behalf of such party shall disclose any matters set forth in this Lease, including, without limitation, the terms and conditions contemplated in connection with this Lease or disseminate or distribute any information concerning the terms, details or conditions hereof, and/or concerning this Lease, to any person, firm or entity without obtaining the express written consent of the other party. If any tenant in the Building or the project of which the Building is a part becomes aware of any of the terms or conditions of this Lease, either directly or indirectly from either party, its employees, agents and/or contractors, then at the other party’s option, such breach shall constitute an uncurable Event of Default under this Lease.

45. FURNITURE. Tenant shall have the right to use the furniture listed on Exhibit G (the “Furniture”) during the Term, at no additional cost except as hereinafter provided. Tenant agrees that the Furniture is in its “as is” condition and in good order and satisfactory condition, and that there arc no representations or warranties by Landlord regarding the suitability for Tenant’s use, the condition or any other matter relating to the Furniture. Tenant, at its sole cost and expense, shall maintain the Furniture in good condition and repair during the Term and in accordance with the conditions and requirements described in any warranties issued by the manufacturer of the Furniture and delivered to Tenant. In the event of any damage to the Furniture, Tenant shall provide written notice to Landlord of such damage and Tenant shall make any and all repairs that are necessary at Tenant’s sole cost and expense. If Tenant fails to make any repairs to the Furniture for more than fifteen (15) days after notice from Landlord (although notice shall not be required if there is an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within thirty (30) days after receipt of an invoice, together with an administrative charge in an amount equal to ten percent (10%) of the cost of the repairs. At all times during the Term, Tenant shall cause the Furniture to be insured pursuant to the provisions of Article 11 of this Lease. Tenant agrees that notwithstanding anything to the contrary contained in this Lease, the Furniture is owned by Landlord and, upon the expiration or earlier termination of this Lease, all Furniture shall be returned to Landlord in the same condition as of the date of this Lease, reasonable wear and tear excepted.

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46. LIMITATION OF LANDLORD’S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building in which the Premises are located. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or Us investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages. Landlord’s interest “in the Building in which the Premises are located” shall include rents due from tenants, insurance proceeds paid on policies carried by Landlord pursuant to Article 11 of this Lease covering the Building and/or covering Landlord’s business activities in the Property (provided, however, that in no event shall Tenant, or anyone claiming on behalf of or through Tenant, be deemed or otherwise considered a loss payee under any such insurance policies), and proceeds from condemnation or eminent domain proceedings. The terms of this Article 46 shall not be deemed a limitation on any limits of any insurance providers’ obligations under policies carried pursuant to Article 11 of this Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Lease Reference Date set forth in the Reference Pages of this Lease.

LANDLORD:		TENANT:

SILICON VALLEY CA-I, LLC, a Delaware limited liability company		NEXTG NETWORKS, INC., a Delaware corporation

By:	RREEF America L.L.C., a Delaware limited liability company, its Investment Advisor

By:	/s/ James H. Ida	By:	/s/ David M. Cutrer

Name:	James H. Ida	Name:	David M. Cutrer

Title:	Vice President, Asset Manager	Title:	Chief Executive Officer

Dated:	3/12/2010	Dated:	3-12-2010

EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES

attached to and made a part of the Lease bearing the

Lease Reference Date of March 11, 2010 between

SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord, and

NEXTG NETWORKS, INC., a Delaware corporation, as Tenant

890 Tasman Drive, Milpitas, California 95035

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 of the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

A-1

EXHIBIT A-1 – SITE PLAN

attached to and made a part of the Lease bearing the

Lease Reference Date of March 11, 2010 between

SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord, and

NEXTG NETWORKS, INC., a Delaware corporation, as Tenant

890 Tasman Drive, Milpitas, California 95035

Exhibit A-1 is intended only to show the general layout of the Building and/or the project of which the Building is a part as of the beginning of the Term of the Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 of the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate, and the location and number of parking spaces should be taken as approximate.

A-1-1

EXHIBIT B – INITIAL ALTERATIONS

attached to and made a part of the Lease bearing the

Lease Reference Date of March 11, 2010 between

SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord, and

NEXTG NETWORKS, INC., a Delaware corporation, as Tenant

890 Tasman Drive, Milpitas, California 95035

1.	This Exhibit B shall set forth the obligations of Landlord and Tenant with respect to the improvements to be performed in the Premises for Tenant’s use. All improvements described in this Exhibit B to be constructed in and upon the Premises by Landlord are hereinafter referred to as the “Initial Alterations.” It is agreed that construction of the Initial Alterations will be completed at Landlord’s sole cost and expense (subject to the Maximum Amount and further subject to the terms of Section 5 below), using Building standard methods, materials, and finishes. Notwithstanding the foregoing, Landlord and Tenant acknowledge that Plans (hereinafter defined) for the Initial Alterations have not yet been prepared in their final form and, therefore, it is impossible to determine the exact cost of the Initial Alterations at this time. Accordingly, Landlord and Tenant agree that Landlord’s obligation to pay for the cost of Initial Alterations (inclusive of the reasonable cost of preparing Plans and construction documents, the cost of design services (such as architectural, space planning and engineering services), the cost of cubicles, wiring and cabling, the cost of obtaining permits, the construction management fee of Landlord equal to 3% of the total construction costs, and other related fees and costs, including other reasonable construction and management fees paid by Tenant (collectively, the “Ancillary Costs”) shall be limited to Three Hundred Forty-Seven Thousand Three Hundred Forty-Seven and no/100’s Dollars ($347,347.00) (the “Maximum Amount”) and that Tenant shall be responsible for the cost of Initial Alterations, plus any applicable state sales or use tax, if any, to the extent that it exceeds the Maximum Amount. Landlord shall enter into a direct contract for the Initial Alterations with a general contractor selected by Landlord, subject to Tenant’s reasonable consent. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Initial Alterations. Landlord shall be responsible for correcting any violations of Regulations with respect to the Initial Alterations; any such corrections that are outside of the Premises shall be undertaken by Landlord at Landlord’s sole cost and expense, while the cost of any such corrections that are within the Premises shall be paid for out of the Maximum Amount. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Notwithstanding the foregoing, Tenant, not Landlord, shall be responsible for the correction of any violations that arise out of or in connection with any claims brought under any provision of the Americans With Disabilities Act other than Title III thereof, the specific nature of Tenant’s business in the Premises (other than general office use), the acts or omissions of Tenant or any Tenant Entities, Tenant’s arrangement of any furniture, equipment or other property in the Premises, any repairs, alterations, additions or improvements performed by or on behalf of Tenant (other than the Initial Alterations) and any design or configuration of the Premises specifically requested by Tenant after being informed that such design or configuration may not be in strict compliance with Regulations.

If (a) the cost of the Initial Alterations (including the Ancillary Costs) exceeds the Maximum Amount (the “Excess Costs”), (b) Tenant has used the entire Maximum Amount as provided above, and (c) Tenant is not in default under the Lease, Tenant shall be entitled to request in writing an additional allowance of up to One Hundred Six Thousand Eight Hundred Seventy-Six and no/100’s Dollars ($106,876.00) (the “Additional Allowance”) from Landlord in order to finance the Excess Costs during the initial Term. Landlord shall disburse the Additional Allowance to Tenant subject to and in accordance with the provisions applicable to the disbursement of the Maximum Amount described in this Exhibit B. In no event shall Tenant be entitled to any disbursement of the Additional Allowance after October 31, 2010. Any Additional Allowance paid to or on behalf of Tenant hereunder shall be repaid to Landlord as additional rent in equal monthly installments throughout the remainder of the initial Term, commencing on the first day of the first full calendar month following the date the Additional Allowance is disbursed to Tenant, at an interest rate equal to nine percent (9%) per annum. If Tenant is in default under the Lease after the expiration of applicable cure periods, the entire unpaid balance of the Additional Allowance paid to or on behalf of Tenant shall become immediately due and payable and, except to the extent required by applicable Regulation, shall not be subject to mitigation or reduction in connection with a reletting of the Premises by Landlord. Upon request of Landlord, Tenant shall execute an amendment to the Lease or other appropriate agreement, prepared by Landlord, evidencing the amount of the Additional Allowance requested by Tenant and the repayment schedule relating to Tenant’s repayment of the Additional Allowance, as described herein.

B-1

2.	Tenant shall be solely responsible for the timely preparation and submission to Landlord of the final architectural, electrical and mechanical construction drawings, plans and specifications (called “Plans”), a preliminary copy of which shall be attached hereto as Exhibit B-1, necessary to construct the Initial Alterations, which final Plans shall be subject to reasonable approval, not to be unnecessarily delayed, by Landlord and Landlord’s architect and engineers and shall comply with their requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building. Tenant shall be responsible for all elements of the design of the Plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of the Plans shall in no event relieve Tenant of the responsibility for such design. If requested by Tenant, Landlord’s architect will prepare the Plans necessary for such construction at Tenant’s cost. Whether or not the layout and Plans are prepared with the help (in whole or in part) of Landlord’s architect, Tenant agrees to remain solely responsible for the timely preparation and submission of the Plans and for all elements of the design of such Plans and for all costs related thereto. Tenant has assured itself by direct communication with the architect and engineers (Landlord’s or its own, as the case may be) that the final approved Plans can be delivered to Landlord on or before full execution of this Lease (the “Plans Due Date”), provided that Tenant promptly furnishes complete information concerning its requirements to said architect and engineers as and when requested by them. Tenant covenants and agrees to cause said final, approved Plans to be delivered to Landlord on or before said Plans Due Date and to devote such time as may be necessary in consultation with said architect and engineers to enable them to complete and submit the Plans within the required time limit. Time is of the essence in respect of preparation and submission of Plans by Tenant. If the Plans are not fully completed and approved by the Plans Due Date, Tenant shall be responsible for one day of Tenant Delay (as defined in the Lease to which this Work Letter is attached) for each day during the period beginning on the day following the Plans Due Date and ending on the date completed Plans are approved. (The word “architect” as used in this Exhibit B shall include an interior designer or space planner.)

3.	If Landlord’s estimate and/or the actual cost of the Initial Alterations shall exceed the Maximum Amount, Landlord, prior to commencing any construction of Initial Alterations, shall submit to Tenant a written estimate setting forth the anticipated cost of the Initial Alterations, including but not limited to labor and materials, contractor’s fees and permit fees. Within three (3) business days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto and any desired changes to the proposed Initial Alterations. If Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.

4.	If Excess Costs arise, Tenant shall be responsible for paying to Landlord, upon demand, all such Excess Costs, plus any applicable state sales or use tax thereon. If Tenant desires to use all or part of the Additional Allowance to finance such Excess Costs, Tenant shall notify Landlord in writing of such election, The statements of costs submitted to Landlord by Landlord’s contractors shall be conclusive for purposes of determining the actual cost of the items described therein. The amounts payable by Tenant hereunder constitute rent payable pursuant to the Lease, and the failure to timely pay same constitutes an event of default under the Lease.

5.	If Tenant shall request any change, addition or alteration in any of the Plans after approval by Landlord, Landlord shall have such revisions to the drawings prepared, and Tenant shall reimburse Landlord for the cost thereof, plus any applicable state sales or use tax thereon, upon demand to the extent that the cost of performing such revisions cause the cost of Initial Alterations to exceed the Maximum Amount. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost, if any, which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant, within one (1) business day, shall notify Landlord in writing whether it desires to proceed with such change, addition or deletion. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested change, addition or alteration, or Landlord may elect to discontinue work on the Premises until it receives notice of Tenant’s decision, in which event Tenant shall be responsible for any Tenant Delay in completion of the Premises resulting therefrom. If such revisions result in a higher estimate of the cost of construction and/or higher actual construction costs which exceed the Maximum Amount, such increased estimate or costs shall be deemed Excess Costs pursuant to Section 1 hereof and Tenant shall advise Landlord in writing if it elects to use all or part of the Additional Allowance for such Excess Costs or if it shall immediately pay such Excess Costs, plus any applicable state sales or use tax thereon, upon demand, to Landlord.

B-2

6.	Following approval of the Plans and the payment by Tenant of the required portion of the Excess Costs, if any, Landlord shall cause the Initial Alterations to be constructed substantially in accordance with the approved Plans. Landlord shall notify Tenant of substantial completion of the Initial Alterations.

7.	Any portion of the Maximum Amount and/or the Additional Allowance which exceeds the cost of the Initial Alterations or is otherwise remaining after October 31, 2010, shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto.

8.	Landlord and Tenant agree to cooperate with each other in order to enable the Initial Alterations to be performed in a timely manner and with as little inconvenience to the operation of Tenant’s business as is reasonably possible. Notwithstanding anything herein to the contrary, any delay in the completion of the Initial Alterations or inconvenience suffered by Tenant during the performance of the Initial Alterations shall not subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of rent or other sums payable under the Lease.

9.	This Exhibit B shall not be deemed applicable to any additional space added to the Premises at any time or from lime to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

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B-3

EXHIBIT B-1 – PLANS

attached to and made a part of the Lease bearing the

Lease Reference Date of March 11, 2010 between

SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord, and

NEXTG NETWORKS, INC., a Delaware corporation, as Tenant

890 Tasman Drive, Milpitas, California 95035

B-1-1

EXHIBIT C – COMMENCEMENT DATE MEMORANDUM

attached to and made a part of the Lease bearing the

Lease Reference Date of March 11, 2010 between

SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord, and

NEXTG NETWORKS, INC., a Delaware corporation, as Tenant

890 Tasman Drive, Milpitas, California 95035

COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM, made as of             , 20    , by and between SILICON VALLEY CA-I, LLC, a Delaware limited liability company (“Landlord”) and NEXTG NETWORKS, INC., a Delaware corporation (“Tenant”).

Recitals:

A.	Landlord and Tenant are parties to that certain Lease, dated for reference March 11, 2010 (the “Lease”) for certain premises (the “Premises”) consisting of approximately 26,719 square feet at the building commonly known as 890 Tasman Drive, Milpitas, California 95035.

B.	Tenant is in possession of the Premises and the Term of the Lease has commenced.

C.	Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1.	The actual Commencement Date is .

2.	The actual Termination Date is .

3.	The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor:

[insert rent schedule]

4.	Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:		TENANT:

SILICON VALLEY CA-I, LLC, a Delaware limited liability company		NEXTG NETWORKS, INC., a Delaware corporation

By:	RREEF America L.L.C., a Delaware limited liability company, its Investment Advisor

By:	DO NOT SIGN	By:	DO NOT SIGN

Name:		Name:

Title:		Title:

Dated:	, 200	Dated:	, 200

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EXHIBIT D – RULES AND REGULATIONS

attached to and made a part of the Lease bearing the

Lease Reference Date of March 11, 2010 between

SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord, and

NEXTG NETWORKS, INC., a Delaware corporation, as Tenant

890 Tasman Drive, Milpitas, California 95035

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at Tenant’s expense by a vendor designated or approved by Landlord. In addition, Landlord reserves the right to change from lime to lime the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered.

2. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the reasonable opinion of Landlord, from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, or stairways of the Building. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

4. Any directory of the Building, if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names.

5. Tenant shall be responsible for providing janitorial service for the Premises at its sole cost and expense, and Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide janitorial service to the Premises. The janitorial services shall be performed by Tenant’s employees or a bonded union janitorial contractor, which contractor (if applicable) shall be reasonably approved by Landlord. Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the proper functioning and protection of any common systems of the Building, Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by the janitor or any other employee or any other person.

6. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed. No foreign substance of any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

7. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord. Tenant will comply with any and all recycling procedures designated by Landlord.

8. Landlord will furnish Tenant two (2) keys free of charge to each door in the Premises that has a passage way lock. Landlord may charge Tenant a reasonable amount for any additional keys, and Tenant shall not make or have made additional keys on its own. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

9. If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

10. Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or

D-1

vibration that may be transmitted to the structure of the Building or to any space in the Building to such a degree as to be objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

11. Landlord shall in all cases retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation or interests of the Building and its tenants, provided that nothing contained in this rule shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons arc engaged in illegal activities. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

12. Tenant shall not use any method of heating or air conditioning other than that supplied or approved in writing by Landlord.

13. Tenant shall not waste electricity, water or air conditioning. Tenant shall keep corridor doors closed. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

14. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and which consent may in any event be conditioned upon Tenant’s execution of Landlord’s standard form of license agreement. Tenant shall be responsible for any interference caused by such installation.

15. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster, or drywall (except for pictures, tackboards and similar office uses) or in any way deface the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

16. Tenant shall not install, maintain or operate upon the Premises any vending machine without Landlord’s prior written consent, except that Tenant may install food and drink vending machines solely for the convenience of its employees.

17. No cooking shall be done or permitted by any tenant on the Premises, except that Underwriters’ Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable Regulations.

18. Tenant shall not use any hand trucks except those equipped with the rubber tires and side guards, and may use such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building. Forklifts which operate on asphalt areas shall only use tires that do not damage the asphalt.

19. Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed in any parking lot.

20. Tenant shall not use the name of the Building or any photograph or likeness of the Building in connection with or in promoting or advertising Tenant’s business, except that Tenant may include the Building name in Tenant’s address. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.

21. Tenant shall not permit smoking or carrying of lighted cigarettes or cigars other than in areas designated by Landlord as smoking areas.

22. Canvassing, soliciting, distribution of handbills or any other written material in the Building is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any good or merchandise in the Building without the written consent of Landlord.

23. Tenant shall not permit any animals other than service animals, e.g. seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the Building.

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24. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

25. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

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D-3

EXHIBIT E – FORM OF EARLY POSSESSION AGREEMENT

attached to and made a part of the Lease bearing the

Lease Reference Date of March 11, 2010 between

SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord, and

NEXTG NETWORKS, INC., a Delaware corporation, as Tenant

890 Tasman Drive, Milpitas, California 95035

EARLY POSSESSION AGREEMENT

Reference is made to that certain lease dated March 11, 2010, between SILICON VALLEY CA-I, LLC, a Delaware limited liability company (“Landlord”) and NEXTG NETWORKS, INC., a California corporation (“Tenant”), for the premises located in the City of Milpitas, County of Santa Clara, State of California, commonly known as 890 Tasman Drive.

It is hereby agreed that, notwithstanding anything to the contrary contained in the Lease but subject to the terms of Section 2.3 of the Lease, Tenant may occupy the Premises on                     . The first Monthly Installment of Rent is due on                     .

Landlord and Tenant agree that all the terms and conditions of the above referenced Lease are in full force and effect as of the date of Tenant’s possession of the Premises prior to the Commencement Date pursuant to Section 2.3 [insert “other than the payment of rent”, if the possession date and rent payment date are different].

LANDLORD:		TENANT:

SILICON VALLEY CA-I, LLC, a Delaware limited liability company		NEXTG NETWORKS, INC., a California corporation

By:	RREEF America L.L.C., a Delaware limited liability company, its Investment Advisor

By:		By:

Name:	DO NOT SIGN	Name:	DO NOT SIGN

Title:		Title:

Dated:		Dated:

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E-1

EXHIBIT F – SUBORDINATION NON-DISTURBANCE AND ATTORNMENT AGREEMENT

attached to and made a part of the Lease bearing the

Lease Reference Date of March 11, 2010 between

SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord, and

NEXTG NETWORKS, INC., a Delaware corporation, as Tenant

890 Tasman Drive, Milpitas, California 95035

SUBORDINATION NON-DISTURBANCE AND ATTORNMENT AGREEMENT

RECORDING REQUESTED BY AND

AFTER RECORDING, RETURN TO:

Berkadia Commercial Mortgage LLC

118 Welsh Road

Horsham, PA 19044-8015

Attn: Executive Vice President–Servicing Administration

SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (“Agreement”), is made as of this      day of             , 2010 among Wells Fargo Bank, N.A, not Individually, but solely as Trustee for the Certificate Holders of JP Morgan Chase Commercial Securities Trust 2006 – CIBC 16 Commercial Mortgage Pass – Through Certificates, Series 2006-CIBC16 under that certain Pooling and Servicing Agreement dated as of September 21, 2006, (“Lender”), by and through Berkadia Commercial Mortgage LLC, a Delaware limited liability company, its Master Servicer under said Pooling and Servicing Agreement, Silicon Valley CA-I, LLC a Delaware limited liability company (“Landlord”), and NEXTG Networks, Inc., a Delaware Corporation (“Tenant”).

Background

A. Lender is the owner and bolder of a deed of trust or mortgage or other similar security instrument (either, the “Security Instrument”), covering, among other things, the real property commonly known and described as Quantum Business Park, and further described on Exhibit “A” attached hereto and made a part hereof for all purposes, and the building and Improvements thereon (collectively, the “Property”).

B. Tenant is the lessee under that certain lease agreement between Landlord and Tenant dated                      (“Lease”), demising a portion of the Property described more particularly in the Lease (“Leased Space”).

C. Landlord, Tenant and Lender desire to enter into the following agreements with respect to the priority of the Lease and Security Instrument.

NOW, THEREFORE, in consideration of the mutual promises of this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Subordination. Tenant agrees that the Lease, and all estates, options and rights created under the Lease, hereby are subordinated and made subject to the lien and effect of the Security Instrument.

2. Nondisturbance. Lender agrees that no foreclosure (whether judicial or nonjudicial), deed-in-lieu of foreclosure, or other sale of the Property in connection with enforcement of the Security Instrument or otherwise in satisfaction of the underlying loan shall operate to terminate the Lease or Tenant’s rights thereunder to possess and use the leased space provided, however, that (a) the term of the Lease has commenced, (b) Tenant is in possession of the premises demised pursuant to the Lease, and (c) the Lease is in full force and effect and no uncured default exists under the Lease.

3. Attornment. Tenant agrees to attorn to and recognize as its landlord under the Lease each party acquiring legal title to the Property by foreclosure (whether judicial or nonjudicial) of the Security Instrument, deed-in-lieu of foreclosure, or other sale in connection with enforcement of the Security Instrument or otherwise in satisfaction of the underlying loan (“Successor Owner”). Provided that the conditions set forth in Section 2 above are met at the time Successor Owner becomes owners of the Property, Successor Owner shall perform all obligations of the landlord under the Lease arising from and after the date title to the Property was transferred to Successor Owner. In no event, however, will any Successor Owner be: (a) liable for any default, act or omission of any prior landlord under the Lease, (except that Successor Owner shall not be relieved from the obligation to cure any defaults which are non-monetary and

F-1

continuing in nature, and such that Successor Owner’s failure to cure would constitute a continuing default under the Lease); (b) subject to any offset or defense which Tenant may have against any prior landlord under the Lease; (c) bound by any payment of rent or additional rent made by Tenant to Landlord more than 30 days in advance; (d) bound by any modification or supplement to the Lease, or waiver of Lease terms, made without Lender’s written consent thereto; (e) liable for the return of any security deposit or other prepaid charge paid by Tenant under the Lease, except to the extent such amounts were actually received by Lender; (f) liable or bound by any right of first refusal or option to purchase all or any portion of the Property; or (g) liable for construction or completion of any improvements to the Property or as required under the Lease for Tenant’s use and occupancy (whenever arising). Although the foregoing provisions of this Agreement are self-operative, Tenant agrees to execute and deliver to Lender or any Successor Owner such further instruments as Lender or a Successor Owner may from time to time request in order to confirm this Agreement If any liability of successor Owner does arise pursuant to this Agreement, such liability shall be limited to Successor Owner’s interest in the Property.

4. Rent Payments; Notice to Tenant Regarding Rent Payments. Tenant agrees not to pay rent more than one (1) month in advance unless otherwise specified in the Lease. After notice is given to Tenant by Lender that Landlord is in default under the Security Instrument and that the rentals under the Lease should be paid to Lender pursuant to the assignment of leases and rents granted by landlord to Lender in Connection therewith, Tenant shall thereafter pay to Lender all rent and all other amounts due or to become due to Landlord under the Lease, and Landlord hereby expressly authorizes Tenant to make such payments to Lender upon reliance on Lender’s written notice (without any inquiry into the factual basis for such notice or any prior notice to or consent from Landlord) and hereby releases Tenant from all liability to Landlord in connection with Tenant’s compliance with Lender’s written instructions.

5. Lender Opportunity to Cure Landlord Defaults. Tenant agrees that, until the Security Instrument is released by Lender, it will not exercise any remedies under the Lease following a Landlord default without having first given to Lender (a) written notice of the alleged Landlord default and (b) the opportunity to cure such default within the time periods provided for cure by Landlord, measured from the time notice is given to Lender. Tenant acknowledges that Under is not obligated to cure any Landlord default, but if Lender elects to do go, Tenant agrees to accept cure by Lender as that of Landlord under the Lease and will not exercise any right or remedy under the Lease for a Landlord default Performance rendered by Lender on Landlord’s behalf is without prejudice to Lender’s rights against Landlord under the Security Instrument or any other documents executed by Landlord In favor of Lender in connection with the Loan.

6. Miscellaneous.

(a) Notices. All notices under this Agreement will be effective only if made in writing and addressed to the address for a party provided below such party’s signature. A new notice address may be established from time to time by written notice given in accordance with this Section. All notices will be deemed received only upon actual receipt.

(b) Entire Agreement: Modification. This Agreement is the entire agreement between the parties relating to the subordination and nondisturbance of the Lease, and supersedes and replaces all prior discussions, representations and agreements (oral and written) with respect to the subordination and nondisturbance of the Lease. This Agreement controls any conflict between the terms of this Agreement and the Lease. This Agreement may not be modified, supplemented or terminated, nor any provision hereof waived, unless by written agreement of Lender and Tenant, and then only to the extent expressly set forth in such writing.

(c) Binding Effect. This Agreement binds and inures to the benefit of each party hereto and their respective heirs, executors, legal representatives, successors and assigns, whether by voluntary action of the parties or by operation of law. If the Security Instrument is a deed of trust, this Agreement is entered into by the trustee of the Security Instrument solely in its capacity as trustee and not individually.

(d) Unenforceability. Any provision of this Agreement which is determined by a government body or court of competent jurisdiction to be invalid, unenforceable or illegal shall be ineffective only to the extent of such holding and shall not affect the validity, enforceability or legality of any other provision, nor shall such determination apply in any circumstance or to any party not controlled by such determination.

(e) Construction of Certain Terms. Defined terms used in this Agreement may be used Interchangeably in singular or plural form, and pronouns cover all genders. Unless otherwise provided herein all days from performance shall be calendar days, and a “business day” is any day other than Saturday, Sunday and days on which Lender is closed for legal holidays, by government order or weather emergency.

F-2

(f) Governing Law. This Agreement shall be governed by the laws of the State in which the Property is located (without giving effect to its rules governing conflicts of laws).

(g) WAIVER OF JURY TRIAL. TENANT, AS AN INDUCEMENT FOR LENDER TO PROVIDE THIS AGREEMENT AND THE ACCOMMODATIONS TO TENANT OFFERED HEREBY, HEREBY WAIVES ITS RIGHT, TO THE FULL EXTENT PERMITTED BY LAW, AND AGREES NOT TO ELECT, A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT.

(h) Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which together constitute a fully executed agreement even though all signatures do not appear on the same document. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their respective obligations hereunder.

IN WITNESS WHEREOF, this Agreement is executed this      day of             , 200  .

LENDER:	TENANT:

Wells Fargo Bank, N.A., Trustee	NEXTG Networks Inc.

By: Berkadia Commercial Mortgage LLC., its Master Servicer

By:	By:
Name:	Name:
Title:	Title:

Lender Notice Address:	Tenant Notice Address:

Wells Fargo Bank, N.A., Trustee	NEXTG Networks Inc.
c/o Berkadia Commercial Mortgage LLC
118 Welsh Road
Horsham, PA 19044
Attn: Executive Vice President – Servicing Administration	Attn:

LANDLORD: Silicon Valley CA-I, LLC

By:
Name:
Title:

Landlord Notice Address: Silicon Valley CA-I, LLC

Attn:

F-3

Notary Acknowledgement for Lender:

State of	:
:ss
County of	:

On this, the      day of             , 200  , before me, the undersigned Notary Public, personally appeared                      known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and who acknowledged to me that he/she is an officer of Berkadia Commercial Mortgage LLC in the capacity stated and that he/she executed the within instrument in such capacity for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public

{seal}

Notary Acknowledgement for Tenant:

State of	:
:ss
County of	:

On this, the      day of             , 200  , before me, the undersigned Notary Public, personally appeared                      known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and who acknowledged to me that he/she is an officer of the Tenant in the capacity stated and that he/she executed the within instrument in such capacity for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public

{seal}

Notary Acknowledgment for Landlord:

State of	:
:ss
County of	:

On this, the      day of             , 200  , before me, the undersigned Notary Public, personally appeared known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and who acknowledged to me that he/she is an officer of the Landlord in the capacity stated and that he/she executed the within Instrument in such capacity for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public

{seal}

F-4

Exhibit “A”

(Legal Description of the Property)

F-5

EXHIBIT G – LIST OF FURNITURE

attached to and made a part of the Lease bearing the

Lease Reference Date of March 11, 2010 between

SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord, and

NEXTG NETWORKS, INC., a Delaware corporation, as Tenant

890 Tasman Drive, Milpitas, California 95035

(98)	–	Teknion TOS workstations 96” x 96”, consisting of (1) corner worksurface (2) rectangular worksurfaces (1) pedestal, (1) overhead flipper with light and (1) open shelf.

(4)	–	U shaped desk with adjustable worksurface, (2) pedestals, (1) worksurface with overhead storage. Maple and black finishes

(6)	–	U shaped desk with adjustable worksurface, (2) pedestals, (1) worksurface with overhead storage, and (1) shelving unit with two drawers. Maple and black finishes.

(1)	–	U shaped desk with adjustable worksurface and (2) pedestals. Maple and black finishes

(1)	–	U shaped desk with adjustable worksurface, (1) pedestals and (1) shelving unit with two drawers. Maple and black finishes.

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G-1

FIRST AMENDMENT

THIS FIRST AMENDMENT (this “Amendment”) is made and entered into as of April 21, 2010, by and between SILICON VALLEY CA-I, LLC, a Delaware limited liability company (“Landlord”), and NEXTG NETWORKS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord and Tenant are parties to that certain lease dated March 11, 2010 (the “Original Lease”), (the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 26,719 rentable square feet (the “Premises”) located at 890 Tasman Drive, Milpitas, California 95035 (the “Building”).

B.	The parties desire to amend the Lease on the following terms and conditions.

NOW, THEREFORE, in consideration of the foregoing, which are incorporated herein by reference, and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Plans. Pursuant to Exhibit B of the Lease regarding the Initial Alterations for the Premises, Tenant was to deliver final Plans to Landlord for the Initial Alterations by no later than the date of execution of the Lease, which date was referred to therein as the “Plans Due Date.” Landlord and Tenant hereby acknowledge and agree that the delivery of the final Plans by Tenant to Landlord by the Plans Due Date was not practical. Accordingly, the Plans Due Date is hereby amended to be April 13, 2010; Tenant shall be required to deliver and has delivered final Plans to Landlord by this revised Plans Due Date and otherwise in accordance with Exhibit B and the terms and conditions of the Lease, as amended hereby.

2. Miscellaneous.

2.1	This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

2.2	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

2.3	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

2.4	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

2.5	The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

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2.6	Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord and the Landlord Entities (as defined in Article 31 of the Lease) harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment.

2.7	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Extended Term, an Event of Default under the Lease will be deemed to have occurred, without the necessity of notice to Tenant.

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2.8	Redress for any claim against Landlord under the Lease and this Amendment shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building in which the Premises are located. The obligations of Landlord under the Lease and this Amendment are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages. Landlord’s interest “in the Building in which the Premises are located” shall include rents due from tenants, insurance proceeds paid on policies carried by Landlord pursuant to Article 11 of the Lease covering the Building and/or covering Landlord’s business activities in the Property (provided, however, that in no event shall Tenant, or anyone claiming on behalf of or through Tenant, be deemed or otherwise considered a loss payee under any such insurance policies), and proceeds from condemnation or eminent domain proceedings. The terms of this Section 2.8 shall not be deemed a limitation on any limits of any insurance providers’ obligations under policies carried pursuant to Article 11 of the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Amendment as of the date first written above.

LANDLORD:		TENANT:

SILICON VALLEY CA-I, LLC, a Delaware limited liability company		NEXTG NETWORKS, INC., a Delaware corporation

By:	RREEF America L.L.C., a Delaware limited liability company, its Investment Adviser

By:	/s/ James H. Ida	By:	/s/ David M. Cutrer

Name:	James H. Ida	Name:	David M. Cutrer

Title:	Vice President, Asset Manager	Title:	Chief Executive Officer

Dated:	5/13/10	Dated:	4/22/10

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SECOND AMENDMENT AND

LANDLORD CONSENT TO ASSIGNMENT AND ASSUMPTION OF LEASE

This SECOND AMENDMENT AND LANDLORD CONSENT TO ASSIGNMENT AND ASSUMPTION OF LEASE (the “Agreement”) is entered into as of December 27, 2012, by and among SILICON VALLEY CA-I, LLC, a Delaware limited liability company (“Landlord”), CROWN CASTLE NG NETWORKS INC., a Delaware corporation (“Assignor”) and FIREEYE INC., a Delaware corporation (“Assignee”).

RECITALS:

A.	Landlord, as landlord, and Assignor (formerly known as NextG Networks, Inc., a Delaware corporation), as tenant, are parties to that certain lease dated March 11, 2010 (the “Original Lease”), as amended by that certain First Amendment dated April 21, 2010 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Assignor space currently containing approximately 26,719 rentable square feet (the “Premises”) in the building located at 890 Tasman Drive, Milpitas, California 95035 (the “Building”).

B.	Assignor desires to assign to Assignee, and Assignee desires to assume from Assignor, all of Assignor’s right, title and interest in, to and under the Lease (the “Assignment”).

C.	Assignor and Assignee have entered into that certain agreement (“Assignment Agreement”) attached hereto as Exhibit A whereby, subject to the terms, conditions and limitations set forth therein, Assignor assigned all of its right, title and interest in and to the Lease to Assignee and Assignor and Assignee have requested Landlord’s consent to the Assignment and the Assignment Agreement. Landlord has agreed to give such consent upon the terms and conditions contained in this Agreement.

D.	Landlord, Assignor and Assignee mutually desire that the Lease be amended on and subject to the following terms and conditions,

NOW THEREFORE, in consideration of the foregoing recitals which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord, Assignor and Assignee agree and represent as follows:

I. Amendment. Landlord, Assignor and Assignee agree that, effective as of the date hereof, the Lease shall be amended in accordance with the following terms and conditions:

A. Deletion. Article 43 (Acceleration Option) of the Original Lease is hereby deleted in its entirety and is of no further force and effect.

B. Furniture. Notwithstanding anything to the contrary contained in Article 45 of the Original Lease, the parties hereto acknowledge and agree that Assignor shall not return the furniture defined in Article 45 and listed on Exhibit “E” of the Original Lease (the “Furniture”) to Landlord upon the expiration or earlier termination of the Lease. Effective as of the date hereof, Landlord transfers title to the Furniture to Assignor and Assignor hereby accepts the Furniture in its as-is condition, without warranty. On or before the Effective Assignment Date (defined below), Assignor shall remove the Furniture from the Premises, at Assignor’s sole cost and expense, and Assignor hereby agrees that Landlord and Assignee shall have no responsibility or liability for the Furniture.

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II. Consent to Assignment and Assumption. Landlord hereby consents to the Assignment Agreement, subject to the following terms and conditions, all of which are hereby acknowledged and agreed to by Assignor and Assignee.

A. Assignment Agreement; Assignment and Assumption. Assignor and Assignee hereby represent and warrant that: (a) a true, complete and correct copy of the Assignment Agreement is attached hereto as Exhibit A; and (b) subject to the terms, conditions and limitations of the Assignment Agreement, as of the Assignment Effective Date (as defined in the Assignment Agreement) (i) Assignor fully assigns all of Assignor’s right, title and interest in the Lease to Assignee, including, without limitation, all interest in the Security Deposit, if any, as described in Article 5 of the Original Lease, previously delivered by Assignor to Landlord (the “Security Deposit”) (but expressly excluding the Renewal Option set forth in Article 42 of the Original Lease), and (ii) Assignee, for itself and its successors and assigns, assumes all of Assignor’s rights, title, and interest in, to and under the Lease and agrees to pay, perform, observe and be bound by all of the covenants, agreements, provisions, conditions and obligations of the tenant under the Lease, including but not limited to, the obligation to pay Landlord for all rent, adjustments of rent and other additional charges payable pursuant to the terms of the Lease, which shall accrue from and after said Assignment Effective Date.

B. Representations. Assignor hereby represents and warrants that Assignor (i) has full power and authority to assign to Assignee its entire right, title and interest in the Lease and with respect to the entire Security Deposit, if any; (ii) has not previously transferred or conveyed its interest in the Lease to any person or entity, collaterally or otherwise; and (iii) has full power and authority to enter into the Assignment Agreement and this Agreement. Assignee hereby represents and warrants that Assignee (i) has full power and authority to assume all of Assignor’s right, title and interest in, to and under the Lease, including the entire Security Deposit, if any; and (ii) has full power and authority to enter into the Assignment Agreement and this Agreement.

C. No Release. Nothing contained in the Assignment Agreement or other provisions of this Agreement shall be construed as relieving or releasing the Assignor from any of its obligations under the Lease, and it is expressly understood that Assignor shall remain liable for such obligations notwithstanding the subsequent assignment(s), sublease(s) or transfer(s) of the interest of the tenant under the Lease. In no event shall the Assignment Agreement or the other provisions of this Agreement be construed as granting or conferring upon the Assignor or the Assignee any greater rights than those contained in the Lease nor shall there be any diminution of the rights and privileges of the Landlord under the Lease, nor shall the Lease be deemed modified in any respect. The parties acknowledge and agree that anything to the contrary contained in section 5 of the Assignment Agreement, Assignor shall comply or Assignor shall cause Assignee to comply with the terms and conditions of Article 29 (Surrender) of the Original Lease, and any alterations and improvements to the Premises shall be governed by the terms and conditions of Article 6 (Alterations) of the Original Lease.

D. Early Access. In the event Assignor grants Assignee access to the Premises prior to the Effective Date for the purposes of installing Assignee’s personalty and furnishings or to perform improvements in the Premises pursuant to the Assignment Agreement, such early access shall be at Assignee’s sole risk and Assignor’s insurance required under Article 11 of the Original Lease shall name Assignee as an additional insured.

E. Review Fee. Upon Assignor’s execution and delivery of this Agreement, Assignor shall pay to Landlord a sum equal to all of Landlord’s reasonable costs, including reasonable attorney’s fees, in consideration for Landlord’s review and preparation of this Agreement.

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F. Landlord’s Consent. In reliance upon the agreements and representations contained in this Agreement, Landlord hereby consents to the Assignment pursuant to the Assignment Agreement. This Agreement shall not constitute a waiver of the obligation of the tenant under the Lease to obtain the Landlord’s consent to any subsequent assignment, sublease or other transfer under the Lease, nor shall it constitute a waiver of any existing defaults under the Lease.

G. Notice Address. Any notices to Assignee shall be effective when served to Assignee at the following address in accordance with the terms of the Lease.

FireEye, Inc.

1440 McCarthy Boulevard

Milpitas, California 95035

Attn: Senior Director of Real Estate

Notwithstanding anything to the contrary set forth in this Lease with respect to Assignee’s address for notices, Landlord does not waive and shall not be deemed to have waived any right it may have to deliver notice in accordance with any applicable statute.

From and after the Effective Date, notices to Assignor shall be served at the following address:

Crown Castle NG Networks Inc.

E. Blake Hawk, General Counsel

2000 Corporate Drive

Canonsburg, Pennsylvania 15317-8564

H. No Modifications. None of the terms in this Agreement may be modified unless in writing and signed by all parties to this Agreement. Nothing contained in this Agreement shall be deemed to amend, modify or alter in any way the terms, covenants and conditions set forth in the Lease.

I. Authority. Each signatory of this Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Each-Assignee hereby represents and warrants to the other parties that neither Assignee nor any persons or entities holding any legal or beneficial interest whatsoever in Assignee are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C, §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default under the Lease will be deemed to have occurred, without the necessity of notice to Assignor or Assignee.

J. Financial Statements and Credit Reports. Notwithstanding anything to the contrary contained in the Lease, and in addition to the terms and conditions of the Lease, at Landlord’s request, Assignee shall deliver to Landlord a copy, certified by an officer of Assignee as being a true and correct copy, of Assignee’s most recent audited financial statement, or, if unaudited, certified by Assignee’s chief financial officer as being true, complete and correct in all material respects. Assignee hereby authorizes Landlord to obtain one or more credit reports on Assignee at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.

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K. Hazardous Materials. Assignee shall protect, defend, indemnify and hold each and all of Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any actual or asserted failure of Assignee to fully comply with all applicable environmental laws, rules, statues, ordinances and/or codes, and/or the presence, handling, use or disposition in or from the Premises of any hazardous materials by Assignee or any of Assignee’s employees, agents, invitees, or contractors (even though permissible under all applicable environmental laws, rules, statues, ordinances and/or codes and/or the provisions of the Lease, as amended), or by reason of any actual or asserted failure of Assignee to keep, observe, or perform any provision of the Lease, as amended hereby.

III. Miscellaneous.

A. Counterparts. This Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties.

B. Brokers. Assignee represents that it has dealt directly with and only with Colliers International (Jim Abarta) (“Assignee’s Broker”), as a broker in connection with the Assignment Agreement and this Agreement. Assignor represents that it has dealt directly with and only with CRESA Partners (Fletcher Baker and Scott Kinder) (“Assignor’s Broker”), as a broker in connection with the Assignment Agreement and this Agreement. Assignor has agreed that Assignee’s Broker and Assignor’s Broker shall be paid commissions by Assignor in connection with the Assignment Agreement and this Agreement pursuant to a separate agreement among such parties. Assignee agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, investors, managers, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers other than Assignee’s Broker claiming to have represented Assignee in connection with this Agreement. Assignor agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, investors, managers, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of (i) Assignor’s Broker and Assignee’s Broker, and (ii) any brokers other than Assignee’s Broker claiming to have represented Assignor in connection with this Agreement.

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C. Limitation of Landlord’s Liability. Redress for any claim against Landlord under the Lease, as the same may be amended from time to time, shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under the Lease, as amended, are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Assignee and/or Assignor hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

IN WITNESS WHEREOF, Landlord, Assignor and Assignee have executed this Agreement on the day and year first above written.

LANDLORD:

SILICON VALLEY CA-I, LLC, a Delaware limited liability company

By:	SVCA JV LLC,
a Delaware limited liability company its Manager

By:	RREEF America REIT III Corp. GG-QRS,
a Maryland corporation
its Manager

By:	/s/ James H. Ida

Name:	James H. Ida

Title:	Vice President

Dated:	1/15/2013

ASSIGNOR:

CROWN CASTLE NG NETWORKS, INC., a Delaware corporation

By:	/s/ Robert D. Ward

Name:	ROBERT D. WARD

Title:	PRESIDENT DAS & SMALL CELL NETWORKS

Dated:	1/11, 2013

ASSIGNEE:

FIREEYE INC.,
a Delaware corporation

By:	/s/ Frank Verdecanna

Name:	Frank Verdecanna

Title:	VP Finance

Dated:	Jan 15 2013

5

EXHIBIT A - COPY OF ASSIGNMENT AGREEMENT

attached to and made a part of the Agreement dated December 27, 2012,

between SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord,

CROWN CASTLE NG NETWORKS INC., a Delaware corporation, as Assignor and

FIREEYE INC., a Delaware corporation, as Assignee

(see attached)

A-1

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (the “Assignment”) is hereby made and entered into as of the 14 day of December, 2012, by and between Crown Castle NG Networks Inc., a Delaware corporation (“Assignor”), and FireEye Inc., a Delaware corporation, (“Assignee”).

RECITALS

A. Assignor and Silicon Valley CA-I, LLC, a Delaware limited liability company d/b/a RREEF Properties (“Master Landlord”) entered into that certain Lease, dated March 11, 2010 (the “Lease”), for office space currently containing approximately 26,719 rentable square feet (the “Premises”) in the building commonly known as Milpitas Business Park located at 890 Tasman Drive, Milpitas, CA 95035 (the “Building”). The Lease is attached hereto as Exhibit A.

B. Assignor desires to assign the Lease to Assignee, and Assignee desires to assume the rights and obligations under the Lease, all on the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of Ten ($10.00) Dollars and other good and valuable consideration each to the other in hand paid and the premises and covenants hereinafter set forth, Assignor and Assignee agree as follows:

1. Incorporation of Recitals. The foregoing recitals are true and correct and are expressly incorporated herein by this reference.

2. Capitalized Terms. Unless otherwise stated herein, all capitalized terms shall have the meaning defined in the Lease.

3. Assignment and Assumption of Lease. As of the Assignment Effective Date (defined below): (a) Assignor assigns, sets over and transfers to Assignee all of Assignor’s right, title and interest in, to and under the Lease; and (b) Assignee accepts the foregoing assignment of the Lease and assumes and shall pay, perform and discharge, as and when due, all of the agreements and obligations of Assignor under the Lease arising from and after the Assignment Effective Date to the same extent as if the Assignee were named as the lessee under the Lease as of the Assignment Effective Date. As used herein, the term “Assignment Effective Date” shall mean the earlier of (i) March 31, 2013, and (ii) the date that Assignor has vacated the entirety of the Premises and delivered possession thereof to. Assignee in the Required Delivery Condition (defined in Section 8 below). Upon the occurrence of the Assignment Effective Date, Assignor and Assignee shall execute a memorandum substantially in the form of Exhibit B attached hereto confirming the Assignment Effective Date and shall deliver a copy thereof to the Master Landlord.

(a) No Transfer of Renewal Option. Notwithstanding anything set forth in Section 3 above to the contrary, Assignor and Assignee acknowledge and agree that the Renewal Option set forth in Section 42 of the Lease is not, by its express terms, transferable by Assignor to Assignee, and, therefore: (i) the foregoing assignment of the Lease does not include said

Renewal Option and said Renewal Option is specifically excluded therefrom, (ii) Assignee shall have no right to exercise said Renewal Option or to renew or in any way extend the term of the Lease beyond the stated expiration date of December 31, 2015, and (iii) in the event that Assignee desires to remain in occupancy of the Premises following December 31, 2015 Assignee must do so pursuant to a new lease to be entered into between Master Landlord and Assignee, and Assignor shall not have any responsibility or liability under any such new lease between Master Landlord and Assignee.

4. Indemnity. Subject to the terms of Section 6 below: (i) from and after the date hereof to the Assignment Effective Date, Assignor shall perform all of the duties and obligations of the tenant under the Lease and shall maintain the Lease in full force and effect, and (ii) Assignor agrees to defend, indemnify and hold harmless Assignee from and against any and all liability, claims, damages, expenses (including cost of litigation and reasonable attorneys’ fees), judgments, proceedings and causes of action of any kind (“Claims”) arising under the Lease prior to the Assignment Effective Date. Subject to the terms of Sections 7 and 8(b) below: (i) from and after the Assignment Effective Date, Assignee shall perform all of the duties and obligations of the tenant under the Lease and shall maintain the Lease in full force and, effect, and (ii) Assignee agrees to defend, indemnify and hold harmless Assignor from and against any and all Claims arising under the Lease from and after the Assignment Effective Date.

5. Consent of Master Landlord. Notwithstanding anything set forth herein to the contrary, this Assignment and the rights and obligations of Assignor and Assignee hereunder are subject to and conditioned upon the written consent of the Master Landlord hereto upon such terms and conditions as shall be reasonably satisfactory to both Assignor and Assignee (the “Master Landlord Consent”); provided, however, that Assignor may not require as a condition to its consent to the Master Landlord Consent that Assignor be released by the Master Landlord of any obligations or liabilities arising under the Lease whether prior to or after the Assignment Effective Date. Among other things that Assignee may require be provided for in the Master Landlord Consent, Assignee shall require that the Master Landlord confirm that the Lease is in full force and effect, that Assignor is not then in default under the Lease, that the Furniture provided by the Master Landlord pursuant to Section 45 of the Lease shall be returned to Landlord by Assignor and Assignee shall not be liable therefore, and that none of the existing tenant improvements in the Premises or the tenant improvements proposed to be constructed by Assignee in the Premises will be required to be removed by Assignor or Assignee at the expiration of the term of the Lease (including, without limitation, any wiring or cabling installed at any time therein), In the event that the Master Landlord Consent has not been delivered by the Master Landlord and accepted by both Assignor and Assignee on or before January 11, 2013, this Assignment shall be null and void and of no further force and effect whatsoever. Any fees or charges of the Master Landlord in connection with this Assignment and the Master Landlord Consent shall be payable by Assignor.

6. Access Date and Access Space. On the date that is three (3) days after the delivery and acceptance of the Master Landlord Consent (the “Access Date”), Assignee shall be granted access to and shall have a license to enter upon and occupy a portion of the Premises (“Access Space”) as shown on Exhibit C attached hereto. The period between the Access Date and the Assignment Effective Date shall be referred to herein as the “Access Period”. During the Access Period, Assignee shall be the sole occupant of the Access Space and Assignor shall be

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the sole occupant of the remaining space (the “Assignor’s Remaining Space”) as shown on Exhibit C, and during the Access Period, Assignee shall have access to and from the Access Space from and to the main entry doors of the Premises by virtue of the common exit corridor shown on Exhibit C and shall have the use of the restrooms and other common areas in the Premises.

(a) Required Delivery Condition. Prior to the Access Date, Assignor shall vacate the Access Space and remove all furniture, fixtures, equipment and other personal property therefrom (including, without limitation, the Furniture provided by the Master Landlord pursuant to Section 45 of the Lease), and Assignor shall deliver vacant possession of the Access Space to Assignee on the Access Date broom-clean and in good condition and repair.

(b) Construction of Tenant Improvements and Occupancy. Following the commencement of the Access Period, Assignee shall, at Assignee’s sole cost and expense, construct a demising wall between the Access Space and Assignor’s Remaining Space as shown on Exhibit C attached hereto (the “Demising Wall”). Assignor shall construct the Demising Wall in a manner that is minimally disruptive to Assignor’s continued use and occupancy of Assignor’s Remaining Space. Following completion of the Demising Wall, Assignor may proceed, at Assignee’s sole cost and expense, with construction of tenant improvements in the Access Space and the installation of Assignee’s personal property and equipment, furniture, fixtures and voice and data cabling therein (the foregoing, including construction of the Demising Wall, being referred to herein as the “Access Space Work”). Following substantial completion of the Access Space Work, Assignee shall have the right to locate Assignee’s employees in the Access Space and commence the conduct of its business operations therein.

(c) Compliance with Lease. During the Access Period, (i) Assignee’s use and occupancy of the Access Space, including the conduct of Assignee’s Access Space Work, shall be subject to and in compliance with the terms and conditions of the Lease, to the extent applicable to the Access Space, and (ii) Assignee shall undertake and perform the obligations of Assignor under the Lease and shall fully comply with all of the terms and conditions of the Lease as if Assignee was the Tenant thereunder with respect to, and to the extent applicable to, the Access Space, except that Assignor shall continue to be responsible for the payment of all Monthly Installments of Rent and Tenant’s Proportionate Share of Expenses and Taxes owing under the Lease during the period to and including February 28, 2013, as provided for in Section 7 below.

(d) Access Period Indemnity. Assignee agrees to defend, indemnify and hold harmless Assignor from and against any and all Claims arising under the Lease as a consequence of Assignee’s use and occupancy of the Access Space during the Access Period, including, but not limited to, the construction of the Demising Wall.

7. Payment of Rent; Termination of Assignment. Assignor shall pay to the Master Landlord the Monthly Installments of Rent and Tenant’s Proportionate Share of Expenses and Taxes owing under the Lease through February 28, 2013 (provided, however, that if the Assignment Effective Date occurs prior to February 28,2013, then, notwithstanding anything set forth herein to the contrary, (A) Assignee shall be responsible for the payment of the Monthly Installments of Rent and Tenant’s Proportionate Share of Expenses and Taxes arising from and

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after the Assignment Effective Date, and (B) the Monthly Installment of Rent and Tenant’s Proportionate Share of Expenses and Taxes paid by Assignor for the month in which the Assignment Effective Date occurs shall be appropriately prorated and Assignee shall reimburse Assignor for such prorated amount owing by Assignee). Commencing as of March 1, 2013, Assignee shall pay to the Master Landlord the Monthly Installments of Rent and Tenant’s Proportionate Share of Expenses and Taxes owing under the Lease, notwithstanding the fact the Assignment Effective Date may not have occurred as of such date. Notwithstanding the foregoing, if Assignor has not vacated the entirety of the Premises and delivered possession thereof to Assignee in the Required Delivery Condition on or before March 31, 2013, then Assignor shall, within ten (10) days after receipt of Assignee’s statement therefor, reimburse Assignee for 100% of the total of the Monthly Installments) of Rent and Tenant’s Proportionate Share of Expenses and Taxes paid or payable by Assignee to the Master Landlord pursuant to the previous sentence for the period from March 1, 2013 to the date that Assignor has vacated the entirety of the Premises and delivered possession thereof to Assignee in the Required Delivery Condition (such date being referred to herein as “Assignor’s Premises Vacation Date”). Further, and notwithstanding anything set forth herein to the contrary, if the Assignor’s Premises Vacation Date does not occur on or before May 31, 2013, then Assignee may at any time thereafter give Assignor thirty (30) days’ notice of Assignee’s election to terminate this Assignment, and, if the Assignor’s Premises Vacation Date has not occurred prior to the expiration of such thirty (30) day period this Assignment shall terminate and shall be of no further force and effect (the date of such termination being referred to herein as the “Termination Date”). In the event of any such termination of this Assignment, (i) Assignee shall vacate the Access Space and remove its furniture, fixtures and equipment therefrom within five (5) days after the Termination Date, (ii) Assignee shall leave in place the Demising Wall and any tenant improvements constructed in the Access Space prior to the Termination Date, and (iii) Assignor shall, within ten (10) days after receipt of Assignee’s statement therefor, reimburse Assignee for the costs and expenses incurred by Assignee in connection with this Assignment, including, without limitation, the design and construction of the Demising Wall and any other Access Space Work undertaken by Assignee, and the costs of the installation and removal of any of Assignee’s furniture, fixtures and equipment in and from the Access Space. In the event that this Assignment is not terminated, Assignor and Assignee shall reconcile the monthly payments of Tenant’s Proportionate Share of Expenses and Taxes that each party has made during calendar year 2013 with the actual monthly amounts of Tenant’s Proportionate Share of Expenses and Taxes owing for such calendar year based upon the Master Landlord’s statement thereof delivered pursuant to Section 4 of the Lease, and each party shall make its appropriate payment of any shortfall amount or receive its appropriate share of any excess amount of Tenant’s Proportionate Share of Expenses and Taxes for such calendar year.

8. Assignment Effective Date; Assignor’s Remaining Space. In the event that Assignor has not vacated the Assignor’s Remaining Space and delivered the same to Assignee in the condition required by Section 8(c) below (the “Required Delivery Condition”) prior to March 31, 2013, Assignor shall have a license to continue to occupy the Assignor’s Remaining Space until such time as Assignor vacates the Assignor’s Remaining Space and delivers possession thereof to Assignee in the Required Delivery Condition; and Assignor shall use commercially reasonable efforts to so vacate the Assignor’s Remaining Space and deliver possession thereof to Assignee in the Required Delivery Condition as promptly as possible after March 31, 2013, if Assignor has not so vacated and delivered possession thereof to Assignee prior to said date. The

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period between March 31, 2013 and the date that Assignor so vacates the Assignor’s Remaining Space and delivers possession thereof to Assignee shall be referred to herein as the “Post Assignment Occupancy Period”, During the Post Assignment Occupancy Period, Assignor shall be the sole occupant of the Assignor’s Remaining Space, and during such period, Assignor shall have access to and from the Assignor’s Remaining Space from and to the main entry doors of the Premises by virtue of the common exit corridor shown on Exhibit C and shall have the use of the restrooms and other common areas in the Premises.

(a) Compliance with Lease. During the Post Assignment Occupancy Period, (i) Assignor’s use and occupancy of the Assignor’s Remaining Space shall be subject to and in compliance with the terms and conditions of the Lease, to the extent applicable to the Assignor’s Remaining Space, and (ii) Assignor shall continue to undertake and perform the obligations of Tenant under the Lease and shall fully comply with all of the terms and conditions of the Lease as if Assignor continued to be the Tenant thereunder with respect to, and to the extent applicable to, the Assignor’s Remaining Space, except that the obligation for the payment of all Monthly Installments of Rent and Tenant’s Proportionate Share of Expenses and Taxes owing under the Lease during the period after February 28, 2013 shall be as provided for in Section 7 above.

(b) Post Assignment Occupancy Period Indemnity. Assignor agrees to defend, indemnify and hold harmless Assignee from and against any and all Claims arising under the Lease as a consequence of Assignor’s continued use and occupancy of the Assignor’s Remaining Space during the Post Assignment Occupancy Period.

(c) Required Delivery Condition. At such time as Assignor shall vacate the Assignor’s Remaining Space, and as a condition thereof, whether as of or following the Assignment Effective Date, Assignor shall remove all furniture, fixtures, equipment and other personal property therefrom (including, without limitation, the Furniture provided by the Master Landlord pursuant to Section 45 of the Lease), and shall deliver vacant possession of the Assignor’s Remaining Space to Assignee broom-clean and in good condition and repair.

9. Representations and Warranties of Assignor. Assignor hereby makes the following representations and warranties to Assignee as of the date hereof:

(a) A true, correct and complete copy of the Lease is attached hereto as Exhibit A. There are no modifications, supplements, arrangements, or understandings, oral or written of any sort, modifying, amending, altering, supplementing or changing the terms of the Lease except as attached hereto.

(b) Assignor is the current holder of a tenant’s interest in the Lease and Assignor has not transferred, conveyed, assigned, mortgaged or otherwise encumbered any of its right, title or interest in, to or under the Lease.

(c) The Lease is in full force and effect, and there is no existing default under the Lease by either the Master Landlord or Assignee, and no event has occurred and no condition exists which, with notice or the passage of time, or both, would constitute a default under the Lease by either Master Landlord or Assignee.

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(d) Assignor has been duly organized and is validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in and is in good standing under the laws of the State of California. Assignor has the full right and authority to enter into this Assignment and to consummate the transaction contemplated by this Assignment.

(e) This Assignment and all instruments, documents and agreements to be executed by Assignor in connection herewith are, or when delivered shall be, duly authorized, executed and delivered by Assignor and are, or when delivered shall be, valid, binding and enforceable obligations of Assignor.

(f) Other than the Master Landlord Consent, no consent or approval or other authorization of any person or entity and no waiver of any right by any person or entity is required to authorize or permit, or is otherwise required as a condition of the execution and delivery and performance of this Assignment by Assignor.

(g) The mechanical and other building systems serving the Premises are in good working condition and repair and the building structure and components, such as roofs, structure, glass are in good condition and repair.

(h) Assignor has no knowledge of the existence of any Hazardous Materials in or about the Premises and Assignor has at all times complied with the terms of the Lease regarding Assignor’s handling, use, storage and disposal of Hazardous Materials in or about the Premises and the Building.

10. Representations and Warranties of Assignee. Assignee hereby makes the following representations and warranties to Assignor as of the date hereof:

(a) Assignee has been duly organized and is validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in and is in good standing under the laws of the State of California. Assignee has the full right and authority to enter into this Assignment and to consummate the transaction contemplated by this Assignment.

(b) This Assignment and all instruments, documents and agreements to be executed by Assignee in connection herewith are, or when delivered shall be, duly authorized, executed and delivered by Assignee and are, or when delivered shall be, valid, binding and enforceable obligations of Assignee.

(c) Other than the Master Landlord Consent, no consent or approval or other authorization of any person or entity and no waiver of any right by any person or entity is required to authorize or permit, or is otherwise required as a condition of the execution and delivery and performance of this Assignment by Assignee.

11. Attorneys’ Fees. In the event of any dispute hereunder, or of any action to interpret or enforce this Assignment, any provision hereof or any matter arising herefrom, the prevailing party shall be entitled to recover its reasonable costs, fees and expenses, including, but not limited to, witness fees, expert fees, attorney (in-house and outside counsel), paralegal and

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legal assistant fees, costs and expenses, and other professional fees, costs and expenses, whether suit be brought or not, and whether in settlement, in any declaratory action, in any bankruptcy action, at trial or on appeal.

12. Security Deposit. Assignor has a security deposit in place with Master Landlord for the Building in the amount of $70,000.00 (“Security Deposit”), Upon the Assignment Effective Date and as a part of the assignment of Assignor’s right, title and interest in the Lease to Assignee, the Security Deposit shall transfer to Assignee and, within ten (10) days after the occurrence of the Assignment Effective Date, Assignee shall make a payment to Assignor of $70,000.00 for the transfer of the Security Deposit; provided, however, that (i) until such time that Assignee shall pay such amount to Assignor, the Security Deposit shall belong solely to Assignor and Assignee shall no claim to the Security Deposit, and (ii) upon receipt of such payment, Assignor shall be deemed to have relinquished all claims to the Security Deposit to Assignee.

13. Brokers. Assignee represents that it has dealt directly with and only with Colliers International (Jim Abarta) (“Assignee’s Broker”), as a broker in connection with this Assignment. Assignor represents that it has dealt directly with and only with CRESA Partners (Fletcher Baker and Scott Kinder) (“Assignor’s Broker”), as a broker in connection with this Assignment. Assignee and Assignor shall indemnify and hold each other harmless from all claims of any brokers other than Assignee’s Broker and Assignor’s Broker claiming to have represented Assignee or Assignor in connection with this Assignment Assignor and Assignee agree that Assignee’s Broker and Assignor’s Broker shall be paid commissions by Assignor in connection with this Assignment pursuant to a separate agreement among such parties.

14. Survival of Terms. The representations, warranties and indemnities set forth herein shall survive the execution and delivery of this Assignment and shall continue in full force and effect during the term of the Lease.

15. Binding Agreement. This Assignment constitutes the entire agreement between the parties hereto with respect to the transaction contemplated herein, and it supersedes all prior understandings or agreements between the parties relative to such assignment. Each signatory of this Assignment represents that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

16. Modifications. This Assignment cannot be changed orally, and no agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such agreement is in writing and is signed by the parties against whom enforcement of any such change is sought.

17. Applicable Law. This Assignment shall be governed by and construed in accordance with the laws of the State California.

18. Execution and Counterparts. To facilitate execution, the parties hereto agree that this Assignment may be executed and telecopied to the other party and that the executed telecopy shall be binding and enforceable as an original. This Assignment may be executed in as many counterparts as may be required and it shall not be necessary that the signature of, or on behalf

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of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of such counterparts.

19. Notices. Any notice, communication, request, reply or advise (hereinafter severally and collectively, “Notice”) regarding this Assignment or provided for herein shall be in writing and shall be given by: (a) established express delivery service which maintains delivery records; (b) hand delivery; or, (c) certified or registered mail, postage prepaid, return receipt requested. Notice may also be given by facsimile, provided Notice is concurrently given by one of the above methods. Notice is effective upon receipt, or upon attempted delivery if delivery is refused or if delivery is impossible because of failure to provide reasonable means for accomplishing delivery. Notice shall be sent to the parties at the following addresses:

Assignor:	Crown Castle NG Networks Inc.
E. Blake Hawk, General Counsel
2000 Corporate Drive
Canonsburg, Pennsylvania 15317-8564

Fax: (724) 416-2200

Assignee:	FireEye, Inc.
1440 McCarthy Boulevard
Milpitas, California 95035
Attn: Senior Director of Real Estate

Fax: (408) 321-9818

Any party shall have the right from time to time to change their respective address for Notice by providing the other with ten (10) days’ prior written notice in the manner set forth above.

20. USA Patriot Act Disclosures. To the extent applicable, Assignor and Assignee each covenant that they are currently in compliance with and shall remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

21. Further Assurances. Each party agrees that it will execute and deliver such other documents and take such other action, whether prior or subsequent to the Assignment effective Date, as may be reasonably requested by the other party to consummate the transaction contemplated by this Assignment.

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IN WITNESS WHEREOF, the parties have executed this Assignment as of the date and year first written above.

ASSIGNOR: Crown Castle NG Networks, Inc., a Delaware corporation

By:	/s/ Robert D. Ward
Print Name:	Robert D. Ward
Title:	President – DAS & Small Cell Networks

ALL PURPOSE ACKNOWLEDGMENT

STATE OF	}
}
COUNTY OF	}

On this 13th day of December, 2012, before me LOIS H. WARREN (notary public), personally appeared ROBERT D. WARD (print name), who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the foregoing Assignment for the purposes therein contained.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/s/ Lois H. Warren	(notary public)

(NOTARY SEAL)

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ASSIGNEE:

FireEye, Inc. a Delaware corporation

By:	/s/ Alexa King
Print Name:	Alexa King
Title:	VP and General Counsel

ALL PURPOSE ACKNOWLEDGMENT

STATE OF	}
}
COUNTY OF	}

On this 14th day of December, 2012, before me MacAllistre Henry, Notary Public (notary public), personally appeared ALEXA KING (print name), who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the foregoing Assignment for the purposes therein contained.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/s/ MacAllistre Henry	(notary public)

(NOTARY SEAL)

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EXHIBIT A

LEASE

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EXHIBIT B

AGREEMENT RE ASSIGNMENT EFFECTIVE DATE

Assignee Address

RE: Assignment and Assumption of Lease (“Assignment”) dated as of             , 2012, by and between CROWN CASTLE NG NETWORKS, INC., a Delaware corporation, as Assignor FIREEYE INC., a Delaware corporation, as Assignee, with respect to the Lease dated March 11, 2010, for Premises located at 890 Tasman Drive, Milpitas, California.

Dear                     :

In accordance with the terms and conditions of the above referenced Assignment, this letter confirms that the Assignment Effective Date (as defined in the Lease) occurred on             , 2013.

Please acknowledge your agreement with the foregoing by signing one counterpart of this letter in the space provided below and returning a fully executed counterpart to my attention.

Sincerely,

Assignor Authorized Signatory

Agreed and Accepted:

Assignee:	FIREEYE, INC.

By:	[EXHIBIT — DO NOT SIGN]
Name:
Title:
Date:

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EXHIBIT C

PLAN OF PREMISES

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EXHIBIT "C"

208– 6X6 WORKSTATIONS

INSIDE SOURCE
FireEye
FIRE EYE
MILPITAS, CA
FURNITURE PLAN
ISO.1